                                                                     EXHIBIT 4.1

                          ORBITAL SCIENCES CORPORATION
                                  (as Issuer)

                           ORBITAL INTERNATIONAL, INC.

                                 (as Guarantor)

                                  $135,000,000
                   12% SECOND PRIORITY SECURED NOTES DUE 2006

                                    INDENTURE

                           DATED AS OF AUGUST 22, 2002

                                 U.S. BANK, N.A.

                                  (as Trustee)
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                                TABLE OF CONTENTS
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ARTICLE I
         DEFINITIONS AND INCORPORATION
         BY REFERENCE..............................................................................       1
         SECTION 1.1       DEFINITIONS.............................................................       1
         SECTION 1.2       OTHER DEFINITIONS.......................................................      25
         SECTION 1.3       INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.......................      26
         SECTION 1.4       RULES OF CONSTRUCTION...................................................      26

ARTICLE II
         THE NOTES.................................................................................      27
         SECTION 2.1       FORM AND DATING.........................................................      27
         SECTION 2.2       EXECUTION AND AUTHENTICATION............................................      28
         SECTION 2.3       REGISTRAR, PAYING AGENT AND DEPOSITARY..................................      29
         SECTION 2.4       PAYING AGENT TO HOLD MONEY IN TRUST.....................................      29
         SECTION 2.5       HOLDER LISTS............................................................      29
         SECTION 2.6       TRANSFER AND EXCHANGE...................................................      30
         SECTION 2.7       REPLACEMENT NOTES.......................................................      44
         SECTION 2.8       OUTSTANDING NOTES.......................................................      44
         SECTION 2.9       TREASURY NOTES..........................................................      45
         SECTION 2.10      TEMPORARY NOTES.........................................................      45
         SECTION 2.11      CANCELLATION............................................................      45
         SECTION 2.12      DEFAULTED INTEREST......................................................      45
         SECTION 2.13      CUSIP NUMBERS...........................................................      46

ARTICLE III
         REDEMPTION................................................................................      46
         SECTION 3.1       NOTICES TO TRUSTEE......................................................      46
         SECTION 3.2       SELECTION OF NOTES TO BE REDEEMED.......................................      47
         SECTION 3.3       NOTICE OF REDEMPTION....................................................      47
         SECTION 3.4       EFFECT OF NOTICE OF REDEMPTION..........................................      48
         SECTION 3.5       DEPOSIT OF REDEMPTION PRICE.............................................      48
         SECTION 3.6       NOTES REDEEMED IN PART..................................................      49
         SECTION 3.7       OPTIONAL REDEMPTION.....................................................      49
         SECTION 3.8       NO MANDATORY REDEMPTION.................................................      50

ARTICLE IV
         COVENANTS.................................................................................      50
         SECTION 4.1       PAYMENT OF NOTES........................................................      50
         SECTION 4.2       MAINTENANCE OF OFFICE OR AGENCY.........................................      50
         SECTION 4.3       SEC REPORTS AND REPORTS TO HOLDERS......................................      51
         SECTION 4.4       COMPLIANCE CERTIFICATE..................................................      51
         SECTION 4.5       TAXES...................................................................      52
         SECTION 4.6       STAY, EXTENSION AND USURY LAWS..........................................      52
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         SECTION 4.7       LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS
                           AND DISQUALIFIED CAPITAL STOCK..........................................      52
         SECTION 4.8       LIMITATION ON LIENS.....................................................      53
         SECTION 4.9       LIMITATION ON RESTRICTED PAYMENTS.......................................      53
         SECTION 4.10      LIMITATION ON DIVIDENDS AND OTHER PAYMENT
                           RESTRICTIONS AFFECTING SUBSIDIARIES.....................................      55
         SECTION 4.11      LIMITATION ON IMPAIRMENT OF SECURITY INTERESTS..........................      57
         SECTION 4.12      LIMITATION ON TRANSACTIONS WITH AFFILIATES..............................      57
         SECTION 4.13      LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK.......................      57
         SECTION 4.14      LIMITATION ON SALE-LEASEBACK TRANSACTIONS...............................      60
         SECTION 4.15      LIMITATION ON LAYERING INDEBTEDNESS.....................................      60
         SECTION 4.16      REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER
                           UPON A CHANGE OF CONTROL................................................      61
         SECTION 4.17      SUBSIDIARY GUARANTORS...................................................      62
         SECTION 4.18      LIMITATION ON STATUS AS INVESTMENT COMPANY..............................      62
         SECTION 4.19      MAINTENANCE OF PROPERTIES AND INSURANCE.................................      63
         SECTION 4.20      CORPORATE EXISTENCE.....................................................      63

ARTICLE V
         SUCCESSORS................................................................................      63
         SECTION 5.1       MERGER, CONSOLIDATION OR SALE OF ASSETS.................................      63
         SECTION 5.2       SUCCESSOR CORPORATION SUBSTITUTED.......................................      64

ARTICLE VI
         DEFAULTS AND REMEDIES ....................................................................      65
         SECTION 6.1       EVENTS OF DEFAULT.......................................................      65
         SECTION 6.2       ACCELERATION............................................................      66
         SECTION 6.3       OTHER REMEDIES..........................................................      67
         SECTION 6.4       WAIVER OF PAST DEFAULTS.................................................      68
         SECTION 6.5       CONTROL BY MAJORITY.....................................................      68
         SECTION 6.6       LIMITATION ON SUITS ....................................................      68
         SECTION 6.7       RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT...........................      69
         SECTION 6.8       COLLECTION SUIT BY TRUSTEE..............................................      69
         SECTION 6.9       TRUSTEE MAY FILE PROOFS OF CLAIM........................................      69
         SECTION 6.10      PRIORITIES..............................................................      70
         SECTION 6.11      UNDERTAKING FOR COSTS...................................................      70

ARTICLE VII
         TRUSTEE...................................................................................      71
         SECTION 7.1       DUTIES OF TRUSTEE ......................................................      71
         SECTION 7.2       RIGHTS OF TRUSTEE.......................................................      72
         SECTION 7.3       INDIVIDUAL RIGHTS OF TRUSTEE ...........................................      73
         SECTION 7.4       TRUSTEE'S DISCLAIMER ...................................................      73
         SECTION 7.5       NOTICE OF DEFAULTS......................................................      74

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                                       ii
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         SECTION 7.6       REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES..............................      74
         SECTION 7.7       COMPENSATION AND INDEMNITY..............................................      74
         SECTION 7.8       REPLACEMENT OF TRUSTEE..................................................      75
         SECTION 7.9       SUCCESSOR TRUSTEE BY MERGER, ETC........................................      76
         SECTION 7.10      ELIGIBILITY; DISQUALIFICATION...........................................      76
         SECTION 7.11      PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.......................      76

 ARTICLE VIII
         LEGAL DEFEASANCE AND COVENANT DEFEASANCE..................................................      77
         SECTION 8.1       OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
                           DEFEASANCE .............................................................      77
         SECTION 8.2       LEGAL DEFEASANCE AND DISCHARGE .........................................      77
         SECTION 8.3       COVENANT DEFEASANCE.....................................................      77
         SECTION 8.4       CONDITIONS TO LEGAL OR COVENANT DEFEASANCE..............................      78
         SECTION 8.5       DEPOSITED MONEY AND GOVERNMENT SECURITIES TO
                           BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS........................      79
         SECTION 8.6       REPAYMENT TO COMPANY....................................................      80
         SECTION 8.7       REINSTATEMENT...........................................................      80

ARTICLE IX
         AMENDMENT, SUPPLEMENT AND WAIVER..........................................................      81
         SECTION 9.1       WITHOUT CONSENT OF HOLDERS OF NOTES.....................................      81
         SECTION 9.2       WITH CONSENT OF HOLDERS OF NOTES........................................      82
         SECTION 9.3       COMPLIANCE WITH TRUST INDENTURE ACT.....................................      83
         SECTION 9.4       REVOCATION AND EFFECT OF CONSENTS.......................................      84
         SECTION 9.5       NOTATION ON OR EXCHANGE OF NOTES........................................      84
         SECTION 9.6       TRUSTEE TO SIGN AMENDMENTS, ETC.........................................      84


         ARTICLE X
         COLLATERAL AND SECURITY AND GUARANTY....  ................................................      85
         Section 10.1      Collateral Agreements; Security Interests...............................      85
         SECTION 10.2      FURTHER ASSURANCES AND SECURITY.........................................      86
         SECTION 10.3      OPINIONS................................................................      87
         SECTION 10.4      POSSESSION, USE AND RELEASE OF COLLATERAL...............................      87
         SECTION 10.5      CERTIFICATES OF THE COMPANY.............................................      88
         SECTION 10.6      AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE
                           UNDER THE COLLATERAL AGREEMENTS.........................................      89
         SECTION 10.7      AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE
                           UNDER THE COLLATERAL AGREEMENTS.........................................      89
         SECTION 10.8      GUARANTEES..............................................................      89
         SECTION 10.9      EXECUTION AND DELIVERY OF GUARANTEES....................................      91
         SECTION 10.10     GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS......................      91
         SECTION 10.11     RELEASE OF GUARANTORS...................................................      92
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                                      iii
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         SECTION 10.12     LIMITATION OF GUARANTOR'S LIABILITY; CERTAIN
                           BANKRUPTCY EVENTS .....................................................       93
         SECTION 10.13     APPLICATION OF CERTAIN TERMS AND PROVISIONS TO
                           THE GUARANTORS.........................................................       93
         SECTION 10.14     SUBORDINATION OF GUARANTEES............................................       94

ARTICLE XI
         SUBORDINATION............................................................................       94
         SECTION 11.1      NOTES SUBORDINATED TO SENIOR INDEBTEDNESS..............................       94
         SECTION 11.2      NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES...........................       94
         SECTION 11.3      NOTES SUBORDINATED TO PRIOR PAYMENT IN FULL OF
                           ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION
                           OR REORGANIZATION......................................................       95
         SECTION 11.4      PAYMENTS OR DISTRIBUTIONS TO BE HELD IN TRUST
                           FOR THE BENEFIT OF HOLDERS OF DESIGNATED SENIOR
                           INDEBTEDNESS...........................................................       96
         SECTION 11.5      HOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS
                           OF SENIOR INDEBTEDNESS AND DESIGNATED SENIOR
                           INDEBTEDNESS...........................................................       96
         SECTION 11.6      RELATIVE RIGHTS........................................................       97
         SECTION 11.7      TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT
                           PROHIBITED IN ABSENCE OF NOTICE........................................       97
         SECTION 11.8      APPLICATION BY TRUSTEE OF ASSETS DEPOSITED WITH IT.....................       98
         SECTION 11.9      SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR
                           OMISSIONS OF THE COMPANY, THE GUARANTORS OR
                           HOLDERS OF SENIOR INDEBTEDNESS AND DESIGNATED
                           SENIOR INDEBTEDNESS....................................................       98
         SECTION 11.10     HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE
                           SUBORDINATION OF NOTES.................................................       99
         SECTION 11.11     RIGHT OF TRUSTEE TO HOLD SENIOR INDEBTEDNESS
                           AND DESIGNATED SENIOR INDEBTEDNESS.....................................       99
         SECTION 11.12     ARTICLE XI NOT TO PREVENT EVENTS OF DEFAULT............................       99
         SECTION 11.13     NO FIDUCIARY DUTY OF TRUSTEE AND HOLDERS OF
                           SENIOR INDEBTEDNESS....................................................      100

ARTICLE XII
         MISCELLANEOUS............................................................................     100
         SECTION 12.1      TRUST INDENTURE ACT CONTROLS...........................................     100
         SECTION 12.2      NOTICES................................................................     100
         SECTION 12.3      COMMUNICATION BY HOLDERS OF NOTES WITH OTHER
                           HOLDERS OF NOTES ......................................................     101

         SECTION 12.4      CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.....................     101
         SECTION 12.5      STATEMENTS REQUIRED IN CERTIFICATE OR OPINION..........................     102
         SECTION 12.6      RULES BY TRUSTEE AND AGENTS ...........................................     102
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                                       iv
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         SECTION 12.7      NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                           EMPLOYEES AND STOCKHOLDERS.............................................     102
         SECTION 12.8      GOVERNING LAW .........................................................     103
         SECTION 12.9      NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS .........................     103
         SECTION 12.10     SUCCESSORS ............................................................     103
         SECTION 12.11     SEVERABILITY ..........................................................     103
         SECTION 12.12     COUNTERPART ORIGINALS..................................................     103
         SECTION 12.13     TABLE OF CONTENTS, HEADINGS, ETC.......................................     103

EXHIBIT A

         [FORM OF NOTE]...........................................................................     A-1

EXHIBIT B

         FORM OF UNIT CERTIFICATE.................................................................     B-1

EXHIBIT C
         FORM OF CERTIFICATE OF TRANSFER..........................................................     C-1

EXHIBIT D
         FORM OF CERTIFICATE OF EXCHANGE..........................................................     D-1

EXHIBIT E

         FORM OF CERTIFICATE FROM ACQUIRING
         INSTITUTIONAL ACCREDITED INVESTOR........................................................     E-1

EXHIBIT F
         FORM OF SUPPLEMENTAL INDENTURETO BE
         DELIVERED BY SUBSEQUENTGUARANTORS........................................................     F-1

EXHIBIT G

         FORM OF INTERCREDITOR AGREEMENT..........................................................     G-1
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                                        v
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                             CROSS-REFERENCE TABLE*

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TIA SECTION                                                                                            INDENTURE SECTION
-----------                                                                                            -----------------
310(a)(1)...................................................................................                 7.10
   (a)(2)...................................................................................                 7.10
   (a)(3)...................................................................................                 N.A.
   (a)(4)...................................................................................                 N.A.
   (a)(5)...................................................................................            7.8; 7.10
   (b)......................................................................................      7.8; 7.10; 12.2
   (c)......................................................................................                 N.A.
311(a)......................................................................................                 7.11
   (b)......................................................................................                 7.11
   (c)......................................................................................                 N.A.
312(a)......................................................................................                  2.5
   (b)......................................................................................                 12.3
   (c)......................................................................................                 12.3
313(a)......................................................................................                  7.6
   (b)(1)...................................................................................                 N.A.
   (b)(2)...................................................................................             7.6; 7.7
   (c)......................................................................................       7.5; 7.6; 12.2
   (d)......................................................................................                  7.6
314(a)......................................................................................      4.3; 4.4; 12.2
   (b)......................................................................................                 10.3
   (c)(1)...................................................................................                 12.4
   (c)(2)...................................................................................                 12.4
   (c)(3)...................................................................................                 N.A.
   (d)......................................................................................                 10.5
   (e)......................................................................................                 12.5
   (f)......................................................................................                 N.A.
315(a)......................................................................................               7.1(b)
   (b)......................................................................................            7.5; 12.2
   (c)......................................................................................               7.1(a)
   (d)......................................................................................               7.1(c)
   (e)......................................................................................                 6.11
316(a)(last sentence).......................................................................                  2.9
   (a)(1)(A)................................................................................                  6.5
   (a)(1)(B)................................................................................                  6.4
   (a)(2)...................................................................................                 N.A.
   (b)......................................................................................                  6.7
   (c)......................................................................................                  9.4
317(a)(1)...................................................................................                  6.8
   (a)(2)...................................................................................                  6.9
   (b)......................................................................................                  2.4
318(a)......................................................................................                 12.1
   (c)......................................................................................                 12.1

------------------------------
N.A. means not applicable
*This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.

                                       vi
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                  INDENTURE, dated as of August 22, 2002, among Orbital Sciences
Corporation, a Delaware corporation (the "Company"), the Guarantor (as defined), and U.S. Bank, N.A., as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12% Series A Second Priority Secured Notes due 2006 (the "Series A Notes") and the 12% Series B Second Priority Secured Notes due 2006 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                    ARTICLE I
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.1       DEFINITIONS

                  "144A Global Note" means one or more Global Notes bearing the Private Placement Legend, that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

                  "501 Global Note" means one of more Global Notes bearing the Private Placement Legend that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes sold to institutional "accredited investors" within the meaning of Rule 501(a)(1), (2), (3), or (7) of the Securities Act.

                  "Accrued Bankruptcy Interest" means, with respect to any Indebtedness, all interest accruing thereon after the filing of a petition by or against the Company or any of its Subsidiaries under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

                  "Acquired Indebtedness" means Indebtedness (including Disqualified Capital Stock) of any Person existing at the time such Person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries.

                  "Acquisition" means the purchase or other acquisition of any Person (or any business for which then current audited financial statements are available) or all or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

                  "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided, that with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to possess control. Notwithstanding the foregoing, "Affiliate" shall not include Wholly Owned Subsidiaries.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

                  "Attributable Indebtedness" in respect of a sale-leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale-leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

                  "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (1) the sum of the products (a) of the number of years (calculated to the nearest one-twelfth) from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (2) the sum of all such principal (or redemption) payments.

                  "Bankruptcy Code" means the United States Bankruptcy Code, codified at 11 U.S.C. Section 101-1330, as amended.

                  "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

                  "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue
Date), whether or not otherwise applicable.

                  "Board of Directors" means, with respect to any Person, the board of directors (or, if such Person is not a corporation, the equivalent board of managers or members or body performing similar functions for such Person) of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

                  "Broker-Dealer" means any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

                  "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                  "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

                  "Cash Equivalent" means:

                  (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof);

                  (2) time deposits, certificates of deposit, bankers' acceptances and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000;

                  (3) commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc.;

                  (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in (1) and (2) above entered into with any financial institution meeting the qualifications specified in (2) above; or

                  (5) money market funds, substantially all of the assets of which constitute Cash Equivalents of the kinds described in (1) through (4) of this definition;

and in the case of each of (1), (2), and (3) maturing within one year after the date of acquisition.

                  "Change of Control" means: (i) any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the Company's assets, on a consolidated basis, in one transaction or a series of related transactions, if immediately after giving effect to such transaction(s), any Person is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the aggregate Voting Equity Interests of the transferee(s) or surviving entity or entities; (ii) any Person is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the aggregate Voting Equity Interests of the Company; (iii) the Continuing Directors cease for any reason to constitute a majority of the Company's Board of Directors then in office; (iv) the Company adopts a plan of liquidation; or (v) any merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all of the Company's assets to another Person, if the Company's securities that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Company's Voting Equity Interests are changed into or exchanged for, cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the Surviving Person or transferee that represent, immediately after such transaction, a majority of the aggregate voting power of the Voting Equity Interests of the Surviving Person or transferee. As used in this definition, "Person" (including any group that is deemed to be a "person") has the meaning given by Section 13(d) of the Exchange Act, whether or not applicable.

                  "Clearstream" means Clearstream Banking Luxembourg, or its successors.

                  "Collateral" means (i) the "Collateral" (as defined in the Pledge and Security Agreement) and (ii) the real property securing the Mortgage.

                  "Collateral Agent" means the collateral agent and/or trustee under the Collateral Agreements.

                  "Collateral Agreements" means, collectively, that certain Pledge and Security Agreement, the Mortgage and any other agreements, instruments, financing statements or other documents that evidence, set forth or limit the Lien of the Trustee in the Collateral as all of such agreements, instruments, financing statements or other documents may be amended, supplemented or replaced in accordance with the terms of this Indenture.

                  "Consolidation" means, with respect to the Company, the consolidation of the accounts of the Subsidiaries with those of the Company, all in accordance with GAAP; provided, that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term "consolidated" has a correlative meaning to the foregoing.

                  "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of:

                  (1) Consolidated income tax expense;

                  (2) Consolidated depreciation and amortization expense;

                  (3) Consolidated Interest Expense; and

                  (4) all other non-cash charges attributable to the grant, exercise or repurchase of options for or shares of Qualified Capital Stock to or from employees of such Person and its Consolidated Subsidiaries;

less the amount of all cash payments made by such Person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period; provided, that consolidated income tax expense and depreciation and amortization of a Subsidiary that is a less than a Wholly Owned Subsidiary shall only be added to the extent of the equity interest of the Company in such Subsidiary.

                  "Consolidated Interest Expense" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of:

                  (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (1) original issue discount and non-cash interest payments or accruals on any Indebtedness;
(2) the interest portion of all deferred payment obligations; and (3) all commissions, discounts and other fees and charges owed by such Person or its Consolidated Subsidiaries and not reimbursed by third parties with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period; and

                  (b) the amount of dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries (other than dividends paid in shares of Qualified Capital Stock) in respect of Preferred Stock (other than by Subsidiaries of the Company to the Company or a Guarantor).

For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

                  "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

                  (a) all gains (but not losses (other than any loss resulting from the Company's sale of its Transportation Management Systems business segment, which shall be excluded from Consolidated Net Income)) which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock), together with any related provisions for taxes on any such extraordinary, unusual or non-recurring gain; provided that gains attributable to payments from mission success insurance policies shall not be excluded to the extent of any offsetting loss incurred during such period resulting from the failure to which such policy payment relates;

                  (b) the net income, if positive, of any Person, other than a Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, and the net income or loss of ORBIMAGE, except, in each case, to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period;

                  (c) the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (d) the net income, if positive, of any of such Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary;

                  (e) all dividends and distributions from any Unrestricted Subsidiary for such period that are a net reduction in Investments of such Person made in such Unrestricted Subsidiary;

                  (f) the cumulative effect of any change in accounting principles; and

                  (g) the amortization of original issue discount on the Notes, including the discount associated with the value of the Warrants, to the extent such amount is not paid in cash.

                  "Consolidated Net Worth" of any Person at any date means the aggregate consolidated stockholders' equity of such Person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity) (a) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such Person and its Consolidated Subsidiaries; (b) all upward revaluations and other write-ups in the book value of any asset of such Person or a Consolidated Subsidiary of such Person subsequent to the Issue Date; and (c) all investments in Subsidiaries that are not Consolidated Subsidiaries and in Persons that are not Subsidiaries.

                  "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

                  "Continuing Director" means during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company, if such agreement was approved by a vote of such majority of directors).

                  "Corporate Trust Office" shall be at the address of the Trustee specified in Section 12.2 hereof or such other address as to which the Trustee may give notice to the Company.

                  "Credit Agreement" means the credit agreement, dated March 1, 2002, by and among the Company, certain of its Subsidiaries, certain financial institutions and Foothill Capital Corporation, as arranger and agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include one or more agreements in respect of Interest Swap and Hedging Obligations and letter of credit facilities with lenders (or Affiliates thereof) party to the Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any credit agreement:

                  (1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby;

                  (2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns;

                  (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by Section 4.7; or

                  (4) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of this Indenture.

                  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                  "Definitive Note" means one or more certificated Notes registered in the name of the Holder thereof and issued in accordance with
Section 2.6 hereof, in the form of Exhibit A hereto except that such Note shall not include the information called for by footnotes 3, 4 and 9 thereof.

                  "Depositary" means, with respect to the Global Notes, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor will have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" will mean or include such successor.

                  "Designated Senior Indebtedness" means the Credit Agreement.

                  "Disqualified Capital Stock" means with respect to any Person,
(a) any Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased, including at the option of the holder thereof, by such Person or any of its Subsidiaries, in whole or in part, on or prior to 91 days following the Stated Maturity of the Notes and (b) any Equity Interests of any Subsidiary of such Person other than any common equity with no preferences, privileges, and no redemption or repayment provisions. Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Company to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Capital Stock if the terms of such Equity Interests provide that the Company may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Company's purchase of the Notes as are required to be purchased pursuant to Section 4.13 and Section 4.16. Capital Stock subject to repurchase obligations pursuant to employee benefit plans of the Company or its Subsidiaries shall not be considered Disqualified Capital Stock.

                  "Distribution Compliance Period" means the 40-day restricted period as defined in Regulation S.

                  "Equity Interests" means Capital Stock or partnership, participation or membership interests and all warrants, options or other rights to acquire Capital Stock or partnership, participation or membership interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock or partnership, participation or membership interests).

                  "Euroclear" means Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear system.

                  "Event of Loss" means, with respect to any property or asset, any (1) loss, destruction or damage of such property or asset or (2) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" means 12% Series B Second Priority Secured Notes due 2006, of the Company, including the guarantees endorsed thereon, identical in all respects to the Notes and the Guarantees, except for references to series and restrictive legends, issued pursuant to an Exchange Offer.

                  "Exchange Offer" means an offer that may be made by the Company pursuant to the Note Registration Rights Agreement to exchange Exchange Notes for Series A Notes.

                  "Exchange Offer Registration Statement" shall have the meaning set forth in the Note Registration Rights Agreement.

                  "Excluded Assets" has the meaning ascribed to "Excluded Collateral" in the Pledge and Security Agreement.

                  "Exempted Affiliate Transaction" means (a) customary employee compensation arrangements (including employment agreements) approved by a majority of independent (as to such transactions) members of the Board of Directors of the Company and customary directors' fees; (b) dividends permitted under Section 4.9 and payable, in form and amount, on a pro rata basis to all holders of common stock of the Company; (c) transactions solely between or among the Company and any of its Consolidated Subsidiaries or solely among Consolidated Subsidiaries of the Company; (d) agreements entered into pursuant to a plan approved by a bankruptcy court with respect to ORBIMAGE, and (e) the purchase or sale of Common Stock by the Company from or to an Affiliate at a price per share equal to or less than the average closing price for the Common Stock as reported or quoted on a national securities exchange or national interdealer quotation system during the five trading days immediately preceding the date of such transaction.

                  "Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date (after giving effect to the repayment or repurchase of the Company's 5% Convertible Notes due 2002), reduced to the extent such amounts are repaid, refinanced or retired.

                  "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Company.

                  "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect from time to time.

                  "Global Notes" means one or more Notes in the form of Exhibit A hereto that includes the information referred to in footnotes 3, 4 and 9 to the form of Note, attached hereto as Exhibit A, issued under this Indenture, that is deposited with (or held on behalf of) and registered in the name of the Depositary or its nominee.

                  "Global Note Legend" means the legend set forth in Section 2.6(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

                  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of all or any part of any Indebtedness (including, without limitation, letters of credit and reimbursement agreements in respect thereof). When used with respect to the Notes, a "Guarantee" means a guarantee by the Guarantors of all or any part of the Notes, in accordance with
Article X hereof.

                  "Guarantor" means each of the Company's present and future Subsidiaries that at the time are guarantors of the Notes in accordance with this Indenture. As of the Issue Date, the only Guarantor is Orbital International, Inc.

                  "Holder" means a Person in whose name a Note is registered on the Registrar's books.

                  "Indebtedness" of any Person means, without duplication,

                  (a) all liabilities and obligations, contingent or otherwise, of such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (2) evidenced by bonds, notes, debentures or similar instruments; or
(3) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would ordinarily constitute a trade payable to trade creditors (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 90 days past their original due date unless such accounts payable or other obligations are being contested in good faith, in which case they will not constitute Indebtedness pending final resolution of such dispute);

                  (b) all liabilities and obligations, contingent or otherwise, of such Person (1) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (2) relating to any Capitalized Lease Obligation, or (3) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;

                  (c) all net obligations of such Person under Interest Swap and Hedging Obligations;

                  (d) all liabilities and obligations of others of the kind described in the preceding clauses (a), (b) or (c) that such Person has guaranteed or provided credit support or that are otherwise its legal liability or which are secured by any assets or property of such Person;

                  (e) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and

                  (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends).

                  For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

                  The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence and (2) the principal amount thereof, together with any interest and fees thereon that are more than 30 days past due, in the case of any other Indebtedness.

                  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                  "Indirect Participant" means an entity that, with respect to DTC, clears through or maintains a direct or indirect custodial relationship with a Participant.

                  "Initial Purchasers" mean the initial purchasers of the Series A Notes under the Purchase Agreement, dated August 9, 2002, with respect to the Series A Notes.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

                  "Intercreditor Agreement" means that certain Intercreditor Agreement among the Trustee and one or more lenders, substantially in the form attached hereto as Exhibit G, which is entered into on the Issue Date in accordance with Section 7.1(f) hereof, and any amended or supplemented agreement or any replacement or substitute agreement entered into in accordance with this Indenture.

                  "Interest Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of
(a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Interest Expense of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Interest Expense would no longer be obligations contributing to such Person's Consolidated Interest Expense subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation:

                  (1) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period;

                  (2) transactions giving rise to the need to calculate the Interest Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period;

                  (3) the incurrence of any Indebtedness (including issuance of any Disqualified Capital Stock) during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) (other than Indebtedness incurred under any revolving credit facility) shall be assumed to have occurred on the first day of the Reference Period; and

                  (4) the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or

Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

                  "Interest Payment Date" means the stated due date of an installment of interest on the Notes.

                  "Interest Record Date" means an Interest Record Date specified in the Notes, whether or not such date is a Business Day.

                  "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

                  "Investment" by any Person in any other Person means (without duplication):

                  (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of Equity Interests, Capital Stock, bonds, notes, debentures or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition;

                  (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business);

                  (c) other than guarantees of Indebtedness of the Company or any Guarantor to the extent permitted by Section 4.7, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person;

                  (d) the making of any capital contribution by such Person to such other Person; and

                  (e) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary.

The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any Person (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such Person, in an amount equal to the Investments being made), at the time that such Person is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary of the Company shall be deemed an Investment valued at its fair market value at the time of such transfer. The Company or any of its Subsidiaries shall be deemed to have made an Investment in a Person that is or was a Subsidiary if, upon the issuance, sale or other disposition of any portion of the Company's or the Subsidiary's ownership in the Capital Stock of such Person, such Person ceases to be a Subsidiary. The fair market value of each Investment shall be measured at the time made or returned, as applicable.

                  "Issue Date" means the date of first issuance of the Notes under this Indenture.

                  "Junior Security" means any Qualified Capital Stock or any Indebtedness of the Company or a Guarantor that:

                  (a) has a final maturity date occurring after the final maturity date of all Indebtedness outstanding under the Credit Agreement on the date of issuance of such Qualified Capital Stock or Indebtedness;

                  (b) is unsecured;

                  (c) has an Average Life longer than the security for which such Qualified Capital Stock or Indebtedness is being exchanged; and

                  (d) by its terms or by law is subordinated to Indebtedness outstanding under the Credit Agreement on the date of issuance of such Qualified Capital Stock or Indebtedness at least to the same extent as the Notes.

                  "Legal Holiday" means a day other than a Business Day. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

                  "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

                  "Liquidated Damages" means all liquidated damages then owing pursuant to the Note Registration Rights Agreement.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Mortgage" means the Deed of Trust and Security Agreement, dated as of the Issue Date, by and among the Company, as grantor, in favor of Walker Title & Escrow Company, Inc., the trustee, for the benefit of U.S. Bank, N.A. as Trustee, as beneficiary, and any amended or supplemented deed of trust and security agreement or any replacement or substitute deed of trust and security agreement entered into in accordance with this Indenture.

                  "Net Cash Proceeds" means (without duplication) the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary), expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less (a) the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes, and (b) appropriate amounts to be provided by the Company or any of its Subsidiaries, as the case may be, as a reserve required in accordance with GAAP against any liability associated with such Asset Sale and retained by the Company or any such Subsidiary, as the case may be, after such Asset Sale, including pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; provided, however, that any such amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Cash Proceeds.

                  "Non-Guarantor Subsidiaries" means each of OCC and Orbital Holdings Corporation, a Delaware corporation.

                  "Non-U.S. Person" means any Person other than a U.S. Person.

                  "Notes Custodian" means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

                  "Note Registration Rights Agreement" means the Note Registration Rights Agreement, dated as of the Issue Date, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

                  "Obligation" means any principal, premium or interest payment, or monetary penalty, or damages, due by the Company or any Guarantor under the terms of the Notes, this Indenture or the Collateral Agreements, including any Liquidated Damages due pursuant to the terms of the Note Registration Rights Agreement.

                  "OCC" means Orbital Communications Corporation, a Delaware corporation.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.

                  "Officers' Certificate" means the officers' certificate to be delivered upon the occurrence of certain events as set forth in this Indenture.

                  "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections
12.4 and 12.5 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

                  "ORBIMAGE" means Orbital Imaging Corporation, a Delaware corporation.

                  "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

                  "Permitted Indebtedness" means that:

                  (a) the Company and the Guarantors may incur Indebtedness evidenced by the Notes and the Guarantees issued pursuant to this Indenture up to the amounts being issued on the original Issue Date less any amounts repaid or retired;

                  (b) the Company and its Subsidiaries, as applicable, may incur Refinancing Indebtedness with respect to any Existing Indebtedness or, with respect to the Company and the Guarantors, any Indebtedness (including Disqualified Capital Stock) described in clause (a) or incurred pursuant to the Debt Incurrence Ratio test of Section 4.7 hereof, or which was refinanced pursuant to this clause (b);

                  (c) the Company and its Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, letters of credit and completion guarantees (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money or other Indebtedness), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry; provided, that the aggregate principal amount outstanding of such Indebtedness (including Refinancing Indebtedness and any other Indebtedness issued to retire, refund, defease, or replace such Indebtedness and including any Existing Indebtedness meeting the description of this clause (c)) shall at no time exceed $10,500,000;

                  (d) (i) the Company may incur Indebtedness owed to (borrowed from) any Guarantor; (ii) any Guarantor may incur Indebtedness owed to (borrowed from) any other Guarantor or the Company; and (iii) any Subsidiary may incur Indebtedness owed to (borrowed from) any Guarantor or the Company; provided, that (x) in the case of Indebtedness of the Company, such obligations shall be unsecured and contractually subordinated in all respects to the Company's obligations pursuant to the Notes and any event that causes such Guarantor no longer to be a Guarantor (including by designation to be an Unrestricted Subsidiary) shall be deemed to be a new incurrence by the Company of such Indebtedness and any guarantor thereof subject to Section 4.7 hereof, (y) in the case of Indebtedness of a Guarantor, such obligations shall be unsecured and contractually subordinated in all respects to such Guarantor's obligations pursuant to such Guarantor's Guarantee and any event that causes the Guarantor lender no longer to be a Guarantor (including a designation as an Unrestricted Subsidiary) shall be deemed to be a new incurrence by such Guarantor borrower of such Indebtedness and any guarantor thereof subject to Section 4.7 hereof, and (z) in the case of Indebtedness of a Subsidiary pursuant to clause (iii) such obligations shall be unsecured and any event that causes the Guarantor lender no longer to be a Guarantor (including a designation as an Unrestricted Subsidiary) shall be deemed to be a new incurrence by such Subsidiary borrower of such Indebtedness and any guarantor thereof subject to Section 4.7 hereof;

                  (e) the Company and the Guarantors may incur Interest Swap and Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by this Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided, that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap and Hedging Obligation relates;

                  (f) the Company and the Guarantors may incur Indebtedness pursuant to a Credit Agreement in an aggregate amount incurred and outstanding at any time pursuant to this clause (f) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $35,000,000 minus the amount of any such Indebtedness (i) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to Section 4.13(b)(1)(ii) hereof or (ii) assumed by a transferee in an Asset Sale so long as neither the Company nor such Guarantor continues to be an obligor under such Indebtedness;

                  (g) the Company and the Guarantors may incur Purchase Money Indebtedness in an aggregate amount incurred and outstanding at any time pursuant to this clause (g) (plus any Refinancing Indebtedness incurred to repay, redeem, discharge, retire, defease, refinance, replace or refund such Indebtedness) of up to $5,000,000; provided that, in each case, such Indebtedness shall not constitute more than 100% of the cost of the Company or the cost of such Guarantor (determined in accordance with GAAP in good faith by the Board of Directors of the Company), as applicable, of the property so purchased, constructed, improved or leased with such Purchase Money Indebtedness; and

                  (h) the Company and the Guarantors may incur Subordinated Indebtedness not otherwise included as "Permitted Indebtedness" herein, in an aggregate amount incurred and outstanding at any time pursuant to this clause
(h) (plus any Refinancing Indebtedness incurred to repay, redeem, discharge, retire, defease, refinance, replace or refund such Indebtedness) of up to $10,000,000.

                  "Permitted Investment" means:

                  (a) any Investment in any of the Notes;

                  (b) any Investment in Cash Equivalents;

                  (c) intercompany notes to the extent permitted under clause
(i) or (ii) of clause (d) of the definition of "Permitted Indebtedness";

                  (d) any Investment by the Company or any Guarantor in a Person in a Related Business if as a result of such Investment such Person immediately becomes a Subsidiary and a Guarantor or such Person is immediately merged with or into the Company or a Guarantor;

                  (e) other Investments in any Person or Persons (other than Non-Guarantor Subsidiaries), provided, that after giving pro forma effect to each such Investment, the aggregate amount of all such Investments made on and after the Issue Date pursuant to this clause (e) that are outstanding (after giving effect to any such Investments or any portions thereof that are returned to the Company or the Guarantor that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation, but only up to the amount of the Investment made under this clause (e)) in such Person at any time does not in the aggregate exceed $20,000,000 (measured by the value attributed to the Investment at the time made or returned, as applicable);

                  (f) any Investment in any Person in exchange for the Company's Qualified Capital Stock or the Net Cash Proceeds of any substantially concurrent sale of the Company's Qualified Capital Stock;

                  (g) Investments pursuant to agreements or obligations of the Company or a Subsidiary, in effect on the Issue Date and not exceeding $10,000,000 in the aggregate;

                  (h) prepaid expenses and lease, utility and workers' compensation, and other similar deposits made in the ordinary course of business consistent with the Company's past practices;

                  (i) Interest Swap and Hedging Obligations to the extent permitted under clause (e) of the definition of "Permitted Indebtedness";

                  (j) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.13 herein;

                  (k) Investments made in a Non-Guarantor Subsidiary to pay for de minimus franchise and other similar taxes and costs associated with maintaining the existence and good standing of such entities and administrative costs, which in the aggregate do not exceed $100,000 in any year;

                  (l) stocks, obligations or securities received in satisfaction of judgments;

                  (m) Investments in the form of advances to employees for travel, relocation and like expenses, in each case, in the ordinary course of business, consistent with the Company's past practices; and

                  (n) Investments in the Company's 5% Convertible Subordinated Notes due 2002; provided that none of such notes are acquired at a price in excess of 100% of the principal amount plus accrued and unpaid interest.

                  "Permitted Lien" means:

                  (a) Liens existing on the Issue Date;

                  (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

                  (c) statutory liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (1) the underlying obligations are not overdue for a period of more than 30 days, or (2) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

                  (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (f) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

                  (g)      Liens securing the Notes and the Guarantees;

                  (h) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided, that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;

                  (i) Liens arising from Purchase Money Indebtedness incurred pursuant to the second paragraph of Section 4.7 hereof or clause (g) of the definition of "Permitted Indebtedness"; provided such Liens relate solely to the property which is subject to such Purchase Money Indebtedness, and provided, further than such Liens secure Purchase Money Indebtedness in the aggregate not greater than: $5,000,000 if measured during the period from the Issue Date to August 14, 2003, $7,000,000 if measured during the period from August 15, 2003 to August 14, 2004, $9,000,000 if measured during the period from August 15, 2004 to August 14, 2005, and $11,000,000 if measured during the period from August 15, 2005 to August 15, 2006;

                  (j) leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the relative assets of the Company or any Subsidiary;

                  (k) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;

                  (l) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness, and provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced;

                  (m) Liens securing Indebtedness incurred under the Credit Agreement incurred pursuant to clause (f) of the definition of "Permitted Indebtedness"; provided that the Company and its Subsidiaries shall have granted a Lien in favor of the Collateral Agent on all assets secured by such Credit Agreement, other than Excluded Assets;

                  (n) Liens in favor of the Company or any Guarantor, which are assigned to the Collateral Agent for the Notes or a Subsidiary Guarantee, as applicable;

                  (o) Liens resulting from any judgment or award that is not a Default under this Indenture;

                  (p) the non-exclusive right granted to Boeing Corporation to use certain property of the Company pursuant to that certain letter agreement dated December 4, 2001 between the Company and the Boeing Corporation, as in effect on the Issue Date;

                  (q) Liens granted to the United States government pursuant to F.A.R. 52.232-16 and F.A.R. 52.245-5 on certain assets of the Company or any Guarantor specified in prime contracts between the Company or any Guarantor and the United States Government or any department, agency, public corporation or instrumentality of the United States or as specified in subcontracts to which the Company or any Guarantor is a party;

                  (r) Liens with respect to assets of a Guarantor granted by a Guarantor to the Company to secure Indebtedness owing to the Company;

                  (s) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Subsidiaries relating to such property or assets;

                  (t) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (u) Liens with respect to cash collateralized letters of credit incurred pursuant to clause (c) of the definition of "Permitted Indebtedness";

                  (v) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Swap and Hedging Obligations permitted by clause (e) of the definition of "Permitted Indebtedness"; and

                  (w) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business in accordance with past practices of the Company and its Subsidiaries prior to the Issue Date.

                  "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, limited liability partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

                  "Pledge and Security Agreement" means that certain Pledge and Security Agreement, dated as of the date hereof, among the Company, each of the Guarantors party thereto and the Trustee as secured party, and any amended or supplemented agreement or any replacement or substitute agreement entered into in accordance with this Indenture.

                  "Preferred Stock" means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

                  "Private Placement Legend" means the legend set forth in
Section 2.6(g)(1) hereof to be placed on all Notes issued under this Indenture except where specifically stated otherwise by the provisions of this Indenture.

                  "Pro Forma" or "pro forma" shall have the meaning set forth in Regulation S-X of the Securities Act, unless otherwise specifically stated herein.

                  "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to an effective registration statement filed under the Securities Act.

                  "Purchase Money Indebtedness" of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease), construction, installation or improvement of any after acquired real or personal tangible property which, in the reasonable good faith judgment of the Board of Directors of the Company, is directly related to a Related Business of the Company and which is incurred substantially concurrently with such acquisition, construction, installation or improvement and is secured only by the assets so financed.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

                  "Qualified Exchange" means:

                  (1) any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Company or any Guarantor with the Net Cash Proceeds received by the Company from the substantially concurrent sale of its Qualified Capital Stock (other than to a Subsidiary); or

                  (2) any issuance of Qualified Capital Stock of the Company in exchange for any Capital Stock or Indebtedness of the Company or any Guarantor.

                  "Reference Period" with regard to any Person means the four full fiscal quarters for which financial statements are available (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

                  "Refinancing Indebtedness" means Indebtedness (including Disqualified Capital Stock) (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, replace, discharge or otherwise retire for value, in whole or in part; or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness (including Disqualified Capital Stock) in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing) the lesser of (1) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness (including Disqualified Capital Stock) so Refinanced and (2) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness shall only be used to refinance outstanding Indebtedness (including Disqualified Capital Stock) of such Person issuing such Refinancing Indebtedness; (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness (including Disqualified Capital Stock) to be so refinanced at the time of such Refinancing (or, if earlier, 91 days after the Stated Maturity of the Notes), and (y) in all respects, be no less contractually subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness (including Disqualified Capital Stock) to be refinanced; (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness (including Disqualified Capital Stock) to be so refinanced or, if sooner, 91 days after the Stated Maturity of the Notes; and (D) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the Notes than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased (except to the extent of customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing).

                  "Reg S Permanent Global Note" means one or more permanent Global Notes bearing the Private Placement Legend, that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Reg S Temporary Global Note upon expiration of the Distribution Compliance Period.

                  "Reg S Temporary Global Note" means one or more temporary Global Notes bearing the Private Placement Legend and the Reg S Temporary Global Note Legend, issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

                  "Reg S Temporary Global Note Legend" means the legend set forth in Section 2.6(g)(3) hereof, which is required to be placed on all Reg S Temporary Global Notes issued under this Indenture.

                  "Regulation S" means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

                  "Regulation S Global Note" means a Reg S Temporary Global Note or a Reg S Permanent Global Note, as the case may be.

                  "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are related businesses.

                  "Restricted Definitive Note" means one or more Definitive Notes bearing the Private Placement Legend, issued under this Indenture.

                  "Restricted Global Note" means one or more Global Notes bearing the Private Placement Legend, issued under this Indenture; provided, that in no case shall an Exchange Note issued in accordance with this Indenture and the terms of the Note Registration Rights Agreement be a Restricted Global Note.

                  "Restricted Investment" means, in one or a series of related transactions, any Investment other than a Permitted Investment.

                  "Restricted Payment" means, with respect to any Person:

                  (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person;

                  (b) any payment (except to the extent with Qualified Capital Stock) on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person;

                  (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness directly or indirectly, by such Person or a Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness; and

                  (d) any Restricted Investment by such Person;

provided, however, that the term "Restricted Payment" does not include (1) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer, or (2) any dividend, distribution or other payment to the Company, or to any of the Guarantors, by the Company or any of its Subsidiaries and any Investment in any Guarantor by the Company or any Subsidiary.

                  "Rule 144" means Rule 144 promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

                  "SEC" means the United States Securities and Exchange Commission, or any successor agency.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

                  "Senior Indebtedness" means all of the obligations of the Company and the Guarantors to pay the principal of, premium, if any, interest (including all interest, fees, costs and expenses accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest, fees, costs or expenses is allowed as a claim in any proceeding) and amounts payable on or in connection with, and all letters of credit, reimbursement obligations and fees, costs, expenses and other amounts and liabilities accrued or due on or in connection with, and Interest Swap and Hedging Obligations issued by parties (or their affiliates) to and secured with, of up to $35,000,000 in principal amount of Indebtedness incurred under the Credit Agreement and any other unsubordinated Existing Indebtedness or Indebtedness which is incurred pursuant to Section 4.7 and is permitted by the terms of Section 4.7 to be senior in right of payment to the Notes.

                  "Shelf Registration Statement" shall have the meaning set forth in the Note Registration Rights Agreement.

                  "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

                  "Special Record Date" means, for payment of any Defaulted Interest, a date fixed by the Paying Agent pursuant to Section 2.12 hereof.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw- Hill Companies, and its successors.

                  "Stated Maturity," when used with respect to any Note, means August 15, 2006.

                  "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment by its terms or the terms of any document or instrument relating thereto ("contractually") to the Notes or such Guarantee, as applicable, in any respect.

                  "Subsidiary," with respect to any Person, means (1) a corporation a majority of whose Voting Equity Interests is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, and (2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (3) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company or of any Subsidiary of the Company for any purpose under this Indenture (including the definitions therein). Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company. Notwithstanding the foregoing, ORBIMAGE shall not be deemed a Subsidiary of the Company or its Subsidiaries.

                  "TIA" means the Trust Indenture Act of 1939, as amended, and the rules and regulations (and, if applicable, no-action letters) of the SEC thereunder.

                  "TMS Indebtedness" means the Indebtedness incurred by the Company prior to the Issue Date attributable to its Transportation Management Systems business segment.

                  "Transfer Restricted Notes" means Global Notes and Definitive Notes that bear or are required to bear the Private Placement Legend, issued under this Indenture.

                  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor serving hereunder.

                  "Unit" means a unit consisting of one Note in aggregate principal amount of $1,000 and one Warrant.

                  "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

                  "Unrestricted Global Note" means one or more permanent Global Notes representing a series of Notes that does not bear and is not required to bear the Private Placement Legend, issued under this Indenture.

                  "Unrestricted Subsidiary" means (1) any subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that such Subsidiary at the time of such designation (a) is not party to any agreement, contract, arrangement or understanding with the Company or any Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (b) is a Person with respect to which neither the Company nor any of its Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Subsidiaries, and (2) any subsidiary of any Unrestricted Subsidiary. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (1) no Default or Event of Default is existing or will occur as a consequence thereof and (2) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio of Section 4.7 herein. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

                  "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

                  "U.S. Person" means a U.S. person as defined in Rule 902(k) under the Securities Act.

                  "Voting Equity Interests" means Equity Interests which at the time are entitled to vote in the election of directors or members of the comparable governing body generally.

                  "Warrant Agreement" means the Warrant Agreement dated as of the date hereof among the Company and U.S. Bank, N.A., as warrant agent, as such agreement may be amended, modified and supplemented from time to time in accordance with the terms thereof.

                  "Warrants" has the meaning given to such term in the Warrant Agreement.

                  "Warrant Shares" has the meaning given to such term in the Warrant Agreement.

                  "Wholly Owned Subsidiary" means a Subsidiary all the Equity Interests of which (other than directors' qualifying shares) are owned by the Company or one or more Wholly Owned Subsidiaries of the Company or a combination thereof.

SECTION 1.2       OTHER DEFINITIONS

               Term                                                 Defined in Section
               ----                                                 ------------------
               "Affiliate Transaction"                              4.12
               "Asset Sale"                                         4.13
               "Asset Sale Amount"                                  4.13
               "Asset Sale Offer"                                   4.13
               "Asset Sale Offer Amount"                            4.13
               "Asset Sale Offer Period"                            4.13
               "Authentication Order"                               2.2
               "Benefitted Party"                                   10.8
               "Change of Control Offer"                            4.16
               "Change of Control Offer Period"                     4.16
               "Change of Control Purchase Date"                    4.16
               "Change of Control Purchase Price"                   4.16
               "Covenant Defeasance"                                8.3
               "Debt Incurrence Ratio"                              4.7
               "Defaulted Interest"                                 2.12
               "DTC"                                                2.3
               "Excess Proceeds"                                    4.13

               "Guarantee Obligations"                              10.8
               "incur" or "incurrence"                              4.7
               "Incurrence Date"                                    4.7
               "Legal Defeasance"                                   8.2
               "Paying Agent"                                       2.3
               "Registrar"                                          2.3
               "Redemption Date"                                    3.7


SECTION 1.3       INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

                  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the Securities and Exchange Commission;

                  "obligor" on the Notes means the Company, each Guarantor and any successor obligor upon the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.4       RULES OF CONSTRUCTION

                  Unless the context otherwise requires:


                  (1) a term has the meaning assigned to it;


                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) provisions apply to successive events and transactions;

                  (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (7) references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

                  (8) reference to "subject to the terms of the Intercreditor Agreement" shall mean if the Intercreditor Agreement is then in effect.

                                   ARTICLE II
                                    THE NOTES

SECTION 2.1       FORM AND DATING

                  (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto and shall be issued initially, together with the Warrants, as Units, substantially in the form of Exhibit B hereto. The Notes and the Warrants shall be separately transferable at the option of the Holder immediately following the Issue Date. The Notes and Warrants will be mandatorily separated upon the earlier to occur of (i) the date on with the registration statement for the Exchange Offer is declared effective under the Securities Act and (ii) the date on which a shelf registration statement with respect to the Notes or for the Warrants or the Warrant Shares is declared effective under the Securities Act.

                  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

                  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (b) Global Notes. Global Notes shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Definitive Notes shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

                  (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Reg S Temporary Global Note, which shall be deposited on behalf of the Holders with the Trustee, at its Corporate Trust office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding of behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The

Distribution Compliance Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Reg S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Distribution Compliance Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing the Private Placement Legend as contemplated by Section 2.6 hereof), and (ii) and Officers' Certificate from the Company. Following the termination of the Distribution Compliance Period, beneficial interests in the Reg S Temporary Global Note shall be exchanged for beneficial interests in the Reg S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of the Reg S Permanent Global Note, the Trustee shall cancel the Reg S Temporary Global Note. The aggregate principal amount of the Reg S Temporary Global Note and the Reg S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                  (d) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking Luxem bourg" and "Customer Handbook" of Clearstream Banking Luxembourg in effect at the relevant time shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream Banking Luxembourg.

SECTION 2.2       EXECUTION AND AUTHENTICATION

                  Two Officers shall sign the Notes for the Company by manual or facsimile signature. In the case of Definitive Notes, such signatures may be imprinted or otherwise reproduced on such Notes. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for issuance up to the aggregate principal amount stated in such Authentica tion Order; provided that Notes authenticated for issuance on the Issue Date shall not exceed $135,000,000 in aggregate principal amount. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.3       REGISTRAR, PAYING AGENT AND DEPOSITARY

                  The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Notes Custodian with respect to the Global Notes.

SECTION 2.4       PAYING AGENT TO HOLD MONEY IN TRUST

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5       HOLDER LISTS

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish, or shall cause the Registrar (if other than the Company) to furnish, to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.6       TRANSFER AND EXCHANGE

                  (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes will not be exchanged by the Company for Definitive Notes unless:

                  (i) the Company delivers to the Trustee notice from the Depositary that (x) it is unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (y) it is no longer a clearing agency registered under the Exchange Act;

                  (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee (provided, that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act and provided further, there shall be no continuing Default or Event of Default); or

                  (iii) an Event of Default shall have occurred and be continuing with respect to the Notes and the Trustee has received a request from the Depositary or any Holder to issue Definitive Notes;

provided, that in no event shall the Reg S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificate identified by the Company and its counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.

                  In addition, beneficial interests in a Global Note may be exchanged for a Definitive Note upon request but only upon 20 days' prior written notice by or on behalf of the Depositary in accordance with its customary procedures. Upon the occurrence of any of the events described in this
Section 2.6(a), Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Note, other than a Definitive Note, authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or
Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may be exchanged for another Note only upon compliance with the applicable provisions of this Section 2.6(a) and Sections 2.7 and 2.10 hereof. Beneficial interests in a Global Note may be transferred and exchanged only upon compliance with the applicable provisions of Sections 2.6(b), (c), or (f) hereof.

                  (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Reg S Temporary Global Note may not be made to a U.S. person (as such term is defined in Regulation S) or for the account or benefit of a U.S. person (other than an Initial Purchaser).

Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(1), but the Company or the Trustee may request an opinion of counsel.

                  (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes (including for Definitive Notes). In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and
(2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Reg S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903 and Rule 904 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

                  (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(2) above and the Registrar receives the following:

                    (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

                    (B) if the transferee will take delivery in the form of a beneficial interest in the 501 Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (3)(d) thereof; or

                    (C) if the transferee will take delivery in the form of a beneficial interest in the Reg S Temporary Global Note or the Reg S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof.

                  (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(2) above and:

                    (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Note Registration Rights Agreement and
Section 2.6(f) hereof, and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Note Registration Rights Agreement and a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

                    (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Note Registration Rights Agreement and a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

                    (D) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

                  (c) Transfer and Exchange of Beneficial Interests for Definitive Notes. Transfer and exchange of beneficial interests in the Global Notes for Definitive Notes shall be made subject to compliance with this Section 2.6(c), and the requesting Holder shall provide any certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(c). Any Definitive Note issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered.

                  (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                    (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;

                    (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

                    (C) if such beneficial interest is being transferred to a Non-U.S. Person (as such term is defined in Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

                    (D) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

                    (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof, the Trustee shall cause the aggregate principal amount of the Restricted Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to
Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note, in the appropriate principal amount.

Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                    (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Note Registration Rights Agreement and
Section 2.6(f) hereof, and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Note Registration Rights Agreement and a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

                    (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Note Registration Rights Agreement and a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

                    (D) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon receipt of such applicable documentation, the Trustee shall cause the aggregate principal amount of the Restricted Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note, in the appropriate principal amount.

                  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a Restricted Definitive Note.

                  (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then such holder shall satisfy the applicable conditions set forth in Section 2.6(b)(2) hereof. Upon receipt of such applicable documentation, the Trustee shall cause the aggregate principal amount of the Unrestricted Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note, in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) shall not bear the Private Placement Legend.

                  (4) Transfer or Exchange of Reg S Temporary Global Notes. Notwith standing the other provisions of this Section 2.6, a beneficial interest in the Reg S Temporary Global Note may not be (A) exchanged for a Definitive Note prior to (x) the expiration of the Distribution Compliance Period (unless such exchange is approved by the Company, does not require an investment decision on the part of the Holder thereof and does not violate the provisions of Regulation S) and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the events set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (d) Transfer and Exchange of Definitive Notes for Beneficial Interests. Transfer and exchange of Definitive Notes for beneficial interests in the Global Notes shall be made subject to compliance with this Section 2.6(d), and the requesting Holder shall provide any certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(d). Upon receipt from such Holder of such applicable documentation and the surrender to the Registrar of the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar, duly executed by such Holder or by its attorney, duly authorized in writing, the Registrar shall register the transfer or exchange of the Definitive Notes. The Trustee shall cancel such Definitive Notes so surrendered and cause the aggregate principal amount of the applicable Restricted Global Note or Unrestricted Global Note, as applicable, to be increased accordingly pursuant to Section 2.6(h) hereof.

                  (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                    (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;

                    (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item
(1) thereof;

                    (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof; or

                    (D) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in accordance with Regulation D under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(d) thereof;

                  the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note and in the case of clause (D) above, the 501 Global Note.

                  (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                    (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Note Registration Rights Agreement and
Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Note Registration Rights Agreement and a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

                    (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Note Registration Rights Agreement and a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

                    (D) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item
(1)(c) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) of this Section 2.6(d) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

                  (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. The Trustee shall cancel any such Definitive Notes so surrendered, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note or an Unrestricted Definitive Note, as applicable, in the appropriate principal amount. Any Definitive Note issued pursuant to this
Section 2.6(e) shall be registered in such name or names and in such authorized denomination or denomina tions as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

                  (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                    (A) if the transfer will be made to a QIB pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

                    (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof;

                    (C) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) and (B) above, then the transferor must deliver a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

                    (D) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof, must be delivered by the transferor.

                  (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                    (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Note Registration Rights Agreement and
Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Note Registration Rights Agreement and a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

                    (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Note Registration Rights Agreement and a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

                    (D) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

                  (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Note Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section
2.2 and an Opinion of Counsel for the Company as to certain matters discussed in this Section 2.6(f), the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the sum of (A) the principal amount of the beneficial interests in the Restricted Global Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 2.6(b)(4) and (B) the principal amount of Restricted Definitive Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 2.6(d)(2), in each case tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that
(x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer, and (ii) one or more Unrestricted Definitive Notes in an aggregate principal amount equal to the sum of (A) the principal amount of the Restricted Definitive Notes exchanged or transferred for Unrestricted Definitive Notes in connection with the Exchange Offer pursuant to Section 2.6(e)(2) and (B) the principal amount of the beneficial interests in the Restricted Global Notes exchanged or transferred for Unrestricted Definitive Notes in connection with the Exchange Offer pursuant to Section 2.6(c)(2), in each case tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cancel any Definitive Notes so surrendered and shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

                  The Opinion of Counsel for the Company referenced above shall state substantially as follows:

                    (A) the Exchange Notes have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of this Indenture and delivered in exchange for Series A Notes in accordance with this Indenture and the Exchange Offer, will be entitled to the benefits of this Indenture, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the enforceability of the Exchange Notes is considered in a proceeding in equity or at law); and

                    (B) when the Exchange Notes are issued and executed by the Company and authenticated by the Trustee in accordance with the provisions of this Indenture and delivered in exchange for Series A Notes in accordance with this Indenture and the Exchange Offer, the Guarantees by the Guarantors endorsed thereon will be entitled to the benefits of this Indenture, and will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the enforceability of the Guarantees is considered in a proceeding in equity or at law).

                  (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                    (1) Private Placement Legend.

                    (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH OTHER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) UNDER THE SECURITIES ACT AS PERMITTING RESALES OF RESTRICTED SECURITIES BY NON-AFFILIATES WITHOUT RESTRIC TION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, IN THE UNITED STATES TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURI TIES ACT) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE

TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH
(a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION. THE HOLDER OF THIS SECURITY AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

                    (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2),
          (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) to this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.


                  (2) Global Note Legend. To the extent required by the Depositary, each Global Note shall bear legends in substantially the following forms:

     "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDEN TURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

     "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTA TIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANS FER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (3) Reg S Temporary Global Note Legend. To the extent required by the Depositary, each Reg S Temporary Global Note shall bear a legend in substantially the following form:

     "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE."

                  (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                  (i) General Provisions Relating to Transfers and Exchanges.

                    (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order.

                    (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 4.13 or 4.16 hereof).

                    (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                    (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                    (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between an Interest Record Date and the next succeeding Interest Payment Date.

                    (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                    (vii) None of the Company, the Trustee, the Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Notes or for 429951.03-D.C. S1A maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                    (viii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

                    (ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

                  Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this
Section 2.6, the Registrar's duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits A, B, C, D and E attached hereto. The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

SECTION 2.7       REPLACEMENT NOTES

                  If any mutilated Note is surrendered to the Trustee or the Company and the Trustee and the Company receive evidence (which evidence may be from the Trustee) to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticat ing agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8       OUTSTANDING NOTES

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee (including any Note represented by a Global Note) except for those cancelled by it or at its direction, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note. If a Note is replaced pursuant to Section 2.7 hereof, such Note, together with the Guarantee of that particular Note endorsed thereon, ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue. If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or the maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9       TREASURY NOTES

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10      TEMPORARY NOTES

                  Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11      CANCELLATION

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12      DEFAULTED INTEREST

                  Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest at the rate and in the manner provided in Section 4.1 hereof and in the Note (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Interest Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or
(2) below:

                    (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Paying Agent shall fix a "Special Record Date" for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment. The Paying Agent shall promptly notify the Company and the Trustee of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note register maintained by the Registrar not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                      (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

                  Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13      CUSIP NUMBERS

                  The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE III
                                   REDEMPTION

SECTION 3.1       NOTICES TO TRUSTEE


                  If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days (unless a longer period is acceptable to the Trustee) before a Redemption Date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.2       SELECTION OF NOTES TO BE REDEEMED

                  If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes or portions thereof to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes in denominations of larger than $1,000 selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.3       NOTICE OF REDEMPTION

                  Subject to the provisions of Section 3.7 hereof, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (a) the Redemption Date;

                  (b) the redemption price;

                  (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, on or after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (d) the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

                  (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the Redemption Date (unless a shorter period shall be acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

                  Failure to send such notice in the manner herein provided to the Holder of any particular Note designated for redemption as a whole or in part, or any defect in the notice to such Holder, shall not affect the validity of the proceedings for the redemption of any other Notes or portions thereof.

SECTION 3.4       EFFECT OF NOTICE OF REDEMPTION

                  Once notice of redemption is mailed in accordance with Section
3.3 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.5       DEPOSIT OF REDEMPTION PRICE

                  On or prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued and unpaid interest (and Liquidated Damages, if any) on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest (and Liquidated Damages, if any) on, all Notes to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an Interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest (and Liquidated Damages, if any) shall be paid to the Person in whose name such Note was registered at the close of business on such Interest Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

SECTION 3.6       NOTES REDEEMED IN PART

                  Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.7       OPTIONAL REDEMPTION

                  (a) Except as set forth in clause (b) of this Section 3.7, the Company shall not have the option to redeem the Notes pursuant to this Section
3.7 prior to August 15, 2003. The Notes shall be redeemable for cash at the option of the Company, in whole or in part, at any time on or after August 15, 2003, upon not less than 30 days nor more than 60 days prior notice mailed by first class mail to each Holder at its last registered address, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing August 15 of the years indicated below, in each case, together with accrued and unpaid interest (and Liquidated Damages, if any) thereon, to the date of redemption of the Notes (the "Redemption Date") (subject to the right of Holders of record on an Interest Record Date to receive the corresponding interest due (and the corresponding Liquidated Damages, if any) on the corresponding Interest Payment Date that is on or prior to such Redemption Date):

           Year                                     Percentage
           ----                                     ----------
           2003.................................    104.000 %
           2004.................................    102.000 %
           2005 and thereafter..................    100.000 %

                  (b) Notwithstanding the provisions of clause (a) of this
Section 3.7, at any time or from time to time prior to August 15, 2003, upon a Public Equity Offering of the Company's common stock for cash, up to 35% of the aggregate principal amount of the Notes issued pursuant to this Indenture (only as necessary to avoid any duplication, excluding any replacement Notes) may be redeemed at the Company's option within 90 days of the closing of any such Public Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Notes to be redeemed, with cash received by the Company from the Net Cash Proceeds of such Public Equity Offering, at a redemption price equal to 112.00% of the principal amount of the Notes (or portion thereof) to be redeemed, together with accrued and unpaid interest (and Liquidated Damages, if any) thereon, to the Redemption Date (subject to the right of Holders of record on an Interest Record Date to receive the corresponding interest due (and the corresponding Liquidated Damages, if any) on the corresponding Interest Payment Date that is on or prior to such Redemption
Date); provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the Notes originally issued pursuant to this Indenture on the Issue Date remain outstanding (only as necessary to avoid any duplication, excluding any replacement Notes).

                  (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

SECTION 3.8       NO MANDATORY REDEMPTION

                  The Company shall not be required to make mandatory redemption payments with respect to the Notes (however, the Company is required to offer to repurchase Notes in accordance with the provisions of Sections 4.13 and 4.16 below). The Notes shall not have the benefit of any sinking fund.

                                   ARTICLE IV
                                    COVENANTS

SECTION 4.1       PAYMENT OF NOTES

                  The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 noon Eastern time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Liquidated Damages, if any, then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Note Registration Rights Agreement and herein.

                  The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2       MAINTENANCE OF OFFICE OR AGENCY

                  The Company and the Guarantors shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Notes and this Indenture may be served. The Company and the Guarantors shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company and the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company and the Guarantors may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such additional designations; provided that no such designation or rescission shall in any manner relieve the Company and the Guarantors of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York. The Company and the Guarantors shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.3 hereof.

SECTION 4.3       SEC REPORTS AND REPORTS TO HOLDERS

                  Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will deliver to the Trustee and to each Holder of Notes, within 15 days after the Company is or would have been (if the Company was subject to such reporting obligations) required to file such with the SEC, (i) annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports on Forms 10-K or 10-Q (including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the SEC, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required) and (ii) all information that would have been included in current reports on Form 8-K filed with the SEC, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, and, unless the SEC will not accept such reports, file with the SEC the annual, quarterly and other reports which it is or would have been required to file with the SEC. In addition, the Company and the Guarantors agree that, prior to consummation of the Exchange Offer, they will make available to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.4       COMPLIANCE CERTIFICATE

                  (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture (without regard to any period of grace or requirement of notice), and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Company and its Subsidiaries are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. The Company shall provide the Trustee with timely written notice of any change in its fiscal year end, which is currently December 31.

                  (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within three Business Days of any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5       TAXES

                  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the ability of the Company and the Guarantors to satisfy their obligations under the Notes, the Guarantees and this Indenture.

SECTION 4.6       STAY, EXTENSION AND USURY LAWS

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7 LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK

                  Except as set forth in this Section 4.7, the Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness), other than Permitted Indebtedness.

                  Notwithstanding the foregoing, if:

                  (1) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness;

                  (2) on the date of such incurrence (the "Incurrence Date"), the Company's Interest Coverage Ratio for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Interest Coverage Ratio, the use of proceeds thereof, would be at least 2.0 to 1.0 (the "Debt Incurrence Ratio"); and

                  (3) such Indebtedness is Subordinated Indebtedness or is Purchase Money Indebtedness that is permitted to be secured by a Lien pursuant to clause (i) of the definition of "Permitted Liens,"

then the Company and the Guarantors may incur such Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness).

                  Indebtedness (including Disqualified Capital Stock) of any Person which is outstanding at the time such Person becomes one of the Company's Subsidiaries (including upon designation of any Person as a Subsidiary) or is merged with or into or consolidated with the Company or one of its Subsidiaries shall be deemed to have been incurred at the time such Person becomes or is designated one of the Company's Subsidiaries or is merged with or into or consolidated with the Company or one of its Subsidiaries as applicable.

                  Notwithstanding any other provision of this Section 4.7, but only to avoid duplication, a guarantee by a Guarantor of the Company's Indebtedness or of the Indebtedness of another Guarantor incurred in accordance with the terms of this Indenture (other than guarantees with respect to Indebtedness incurred pursuant to clause (b) of the definition of Permitted Indebtedness made at the time such Indebtedness was incurred or, if later, at the time the guarantor thereof became a Guarantor) will not constitute a separate incurrence, or amount outstanding, of Indebtedness. Upon each incurrence, the Company may designate pursuant to which provision of this
Section 4.7 (including which portion of the definition of Permitted Indebtedness) such Indebtedness is being incurred and the Company may subdivide an amount of Indebtedness and such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this Section 4.7 (or other portion of the definition of Permitted Indebtedness) (except that all Indebtedness outstanding under the Credit Agreement on the original Issue Date shall be deemed to have been incurred pursuant to clause (f) of the definition of Permitted Indebtedness and all Indebtedness under the Notes, the Guarantees and this Indenture shall be deemed to have been incurred pursuant to clause (a) of the definition of Permitted Indebtedness).

SECTION 4.8       LIMITATION ON LIENS

                  The Company shall not, and the Guarantors shall not, and shall not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets (including, without limitation, all real, tangible or intangible property) now owned or acquired on or after the date of this Indenture or upon any income or profits therefrom or convey any right to receive income therefrom.

SECTION 4.9       LIMITATION ON RESTRICTED PAYMENTS

                  The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis:

                  (1) a Default or an Event of Default shall have occurred and be continuing;

                  (2) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in
         Section 4.7 hereof; or

                  (3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, on and after the Issue Date, would exceed, without duplication, the sum of:

                           (a) 50% of the Company's aggregate Consolidated Net
                  Income for the period (taken as one accounting period), commencing on the first day of the fiscal quarter in which the Issue Date occurs, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation for which the Company's consolidated financial statements are required to be delivered to the Trustee or, if sooner, filed with the SEC (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus

                           (b) 100% of the aggregate Net Cash Proceeds received
                  by the Company from the issuance or sale of the Company's Qualified Capital Stock, (other than (i) to one of the Company's Subsidiaries, (ii) to the extent applied in connection with a Qualified Exchange or, to avoid duplication, otherwise given credit for in any provision of this or the following paragraph or (iii) used as consideration to make a Permitted Investment), after the Issue Date, plus

                           (c) except in each case, in order to avoid
                  duplication, to the extent any such payment or proceeds have been included in the calculation of Consolidated Net Income, an amount equal to the net reduction in Investments (other than returns of or from Permitted Investments) in any Person (including an Unrestricted Subsidiary) resulting from cash distributions on or cash repayments of any Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to the Company or any Subsidiary or from the Net Cash Proceeds from the sale of any such Investment or from redesignations of Unrestricted Subsidiaries as Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Subsidiary in such Person, including, if applicable, such Unrestricted Subsidiary, less the cost of disposition.

                  The foregoing clauses (2) and (3) of the immediately preceding paragraph of this Section 4.9, however, shall not prohibit:

                  (w) repurchases, redemptions, or other retirements or acquisitions of Capital Stock from the Company's employees, directors or managers (or their heirs or estates) or employees, directors or managers (or their heirs or estates) of the Company's Subsidiaries upon the death, disability or termination of employment or pursuant to the terms of any subscription, stockholder or other agreement or plan in effect on the Issue Date in an aggregate amount pursuant to this clause
         (w) to all employees, directors or managers (or their heirs or estates) not to exceed (i) $500,000 per year on and after the Issue Date, or
         (ii) $2,000,000 in the aggregate pursuant to this clause (w); provided that the Company's purchase of up to 303,000 shares of its common stock from employees to pay for income tax obligations which arise in connection with the vesting of restricted stock awards granted prior to the Issue Date shall not count for purposes of the limits contained in clauses (i) and (ii) hereof;

and the foregoing clauses (1), (2) and (3) of the immediately preceding paragraph of this Section 4.9 shall not prohibit:

                  (x) any dividend, distribution or other payment by any of the Company's Subsidiaries on the Company's Equity Interests that is paid pro rata to all holders of such Equity Interests;

                  (y) a Qualified Exchange; or

                  (z) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions.

                  The full amount of any Restricted Payment made pursuant to the foregoing clauses (w), (x) and (z) (but not pursuant to clause (y)) of the immediately preceding sentence, however, shall be counted as Restricted Payments made for purposes of the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the first paragraph of this Section 4.9.

                  For purposes of this Section 4.9, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Company's Board of Directors, at the time made or returned, as applicable. Additionally, within 5 Business Days of each Restricted Payment, the Company shall deliver an Officers' Certificate to the Trustee describing in reasonable detail the nature of such Restricted Payment, stating the amount of such Restricted Payment, stating in reasonable detail the provisions of this Indenture pursuant to which such Restricted Payment was made and certifying that such Restricted Payment was made in compliance with the terms of this Indenture.

SECTION 4.10 LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

                  The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any of their Subsidiaries to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company, the Guarantors or any of their Subsidiaries, except:

                  (1) restrictions imposed by the Notes, the Collateral Agreements or this Indenture or by the Company's other Indebtedness (which may also be guaranteed by the Guarantors) ranking pari passu with the Notes or the Guarantees, as applicable; provided, that such restrictions are no more restrictive in any material respect than those imposed by this Indenture, the Collateral Agreements and the Notes;

                  (2) restrictions imposed by applicable law;

                  (3) existing restrictions as of the Issue Date, including those under Existing Indebtedness;

                  (4) restrictions under any Acquired Indebtedness or Capital Stock of a Person acquired by the Company or any of the Guarantors not incurred in violation of this Indenture or any agreement relating to any property, asset, or business acquired by the Company, the Guarantors or any of their Subsidiaries, which restrictions, in each case, existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired;

                  (5) any restriction imposed by Indebtedness incurred under the Credit Agreement pursuant to clause (f) of the definition of "Permitted Indebtedness"; provided, that such restriction or requirement is no more restrictive in any material respect than that imposed by the Credit Agreement on the Issue Date;

                  (6) restrictions with respect solely to any of the Company's Subsidiaries imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all of the Equity Interests or assets of such Subsidiary; provided, that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold;

                  (7) restrictions on transfer contained in Purchase Money Indebtedness incurred pursuant to Section 4.7 hereof or clause (g) of the definition of "Permitted

         Indebtedness;" provided, that such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness;

                  (8) in connection with and pursuant to permitted refinancings, the replacements of restrictions imposed pursuant to clauses (1), (3),
         (4) or (7) or this clause (8) of this paragraph that are not more restrictive in any material respect than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced; and

                  (9) any other customary provisions arising or agreed to in the ordinary course of business consistent with past practice, not relating to Indebtedness or Capital Stock, that do not individually or in the aggregate detract from the value of the assets of the Company or any Guarantor.

                  Notwithstanding the foregoing, (a) leases, licenses or contracts entered into in the ordinary course of business, consistent with industry practice may be subject to customary restrictions on subletting or assignment, and (b) any asset subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms of this Indenture, may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

                  Nothing contained in this Section 4.10 shall prevent the Company or any Subsidiary from creating, incurring, assuming or suffering to exist any Lien otherwise permitted pursuant to Section 4.8 hereof.

SECTION 4.11      LIMITATION ON IMPAIRMENT OF SECURITY INTERESTS

                  Except as permitted in this Indenture, the Intercreditor Agreement and the Collateral Agreements, neither the Company nor any of its Subsidiaries shall take or omit to take any action that would have the result of materially adversely affecting or impairing the Lien on the Collateral in favor of the Trustee for the benefit of the holders of the Notes.

SECTION 4.12      LIMITATION ON TRANSACTIONS WITH AFFILIATES

                  Neither the Company nor any of its Subsidiaries shall be permitted on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions and transactions subject to written agreements to which the Company or any Subsidiary is a party as of the Issue
Date), unless (1) it is determined that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company than could have been obtained in an arm's length transaction with a non-Affiliate, and (2) if involving consideration to either party of $5,000,000 or more, such Affiliate Transaction(s) has been approved by a majority of the members of the Company's Board of Directors that are disinterested in such transaction, and (3) if involving consideration to either party of $10,000,000 or more (or if no members of the Board of Directors of the Company are disinterested in such transaction), the Company and/or its applicable Subsidiaries, prior to the consummation thereof, obtain a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm of national reputation in the United States or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation in the United States. Within 5 days of any Affiliate Transaction(s) involving consideration to either party of $5,000,000 or more, the Company shall deliver to the Trustee an Officers' Certificate addressed to the Trustee certifying that such Affiliate Transaction (or Transactions) complied with clause (1), (2), and (3), as applicable.

SECTION 4.13      LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK

                  (a) The Company and the Guarantors shall not, and shall not permit any of the Company's Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of a Guarantor or a Subsidiary or Unrestricted Subsidiary of the Company), and including any sale or other transfer or issuance of any Equity Interests of any of the Company's Subsidiaries or Unrestricted Subsidiaries, whether by the Company or one of its Subsidiaries or Unrestricted Subsidiaries or through the issuance, sale or transfer of Equity Interests by one of the Company's Subsidiaries or Unrestricted Subsidiaries and including any sale-leaseback transaction (any of the foregoing, an "Asset Sale"), unless, with respect to any Asset Sale or related series of Asset Sales involving securities, property or assets with an aggregate fair market value in excess of $5,000,000 (an Asset Sale (including a series of related Asset Sales) of less than $5,000,000 shall not be subject to this Section 4.13), (a) at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents, and (b) the Company's Board of Directors determines in good faith that the Company will be receiving or such Subsidiary will be receiving, as applicable, fair market value for such Asset Sale. Solely for purposes of the preceding sentence, "cash and Cash Equivalents" shall also include, (i) Purchase Money Indebtedness secured solely by the assets sold and assumed by a transferee; provided, that the Company and its Subsidiaries are fully released from obligations in connection therewith, (ii) assets for use in a Related Business or Equity Interests of a Person that becomes a Guarantor which is primarily engaged in a Related Business, (iii) Indebtedness incurred under the Credit Agreement that is assumed by a transferee; provided that the Company and its Subsidiaries are fully released from obligations in connection with the amounts assumed and the assumed Indebtedness permanently reduced the Indebtedness under the Credit Agreement (and in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount), (iv) property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents; provided, that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received and (v) TMS Indebtedness; provided that the Company and its Subsidiaries are fully released from obligations in connection with the amounts assumed.

                  (b) Within 360 days following such Asset Sale, Net Cash Proceeds therefrom (the "Asset Sale Amount") shall be:

                  (1) used (i) to retire Purchase Money Indebtedness secured by the asset which was the subject of the Asset Sale; or (ii) to retire and permanently reduce Indebtedness incurred under the Credit Agreement; provided, that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount; or

                  (2) used to make (i) capital expenditures or (ii) investments in assets and property (other than notes, bonds, obligations and securities, except in connection with the acquisition of a Person in a Related Business that becomes a Guarantor) which in the good faith reasonable judgment of the Company's Board of Directors will immediately constitute or be a part of a Related Business of the Company or such Guarantor (if it continues to be a Guarantor) immediately following such transaction; or the Company shall, within such 360-day period, enter into a legally binding agreement to apply such Net Cash Proceeds as described in this clause (b) within six months after such agreement is entered into and apply such Net Cash Proceeds in accordance with the provisions of this clause (b); provided, that if such agreement terminates the Company shall have until the later of (i) 90 days after the date of such termination and
         (ii) 360 days after the date of the Asset Sale resulting in such Net Cash Proceeds to effect such application.

                  (c) The accumulated Net Cash Proceeds from Asset Sales and from any Event of Loss not applied as set forth in Section 4.13(b) shall constitute "Excess Proceeds." Pending the final application of any Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest or use for general corporate purposes (other than Restricted Payments that are not solely Restricted Investments) the Net Cash Proceeds in any manner that is not prohibited by this Indenture.

                  (d) When the Excess Proceeds equal or exceed $10,000,000, within 10 Business Days the Company shall offer to repurchase the Notes, together with any other Indebtedness ranking on a parity with the Notes and with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any), pro rata in proportion to the respective principal amounts of such Indebtedness (or accreted values in the case of Indebtedness issued with an original issue discount) and the Notes (the "Asset Sale Offer") at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment. The Asset Sale Offer shall remain open for at least 20 Business Days following its commencement (the "Asset Sale Offer Period").

                  (e) Upon expiration of the Asset Sale Offer Period, the Company shall apply an amount equal to the Excess Proceeds (the "Asset Sale Offer Amount") plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered in accordance with the provisions hereof (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued and unpaid interest and Liquidated Damages, if any, to the day of payment). To the extent that the aggregate amount of Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds as otherwise permitted by this Indenture. Following the consummation of each Asset Sale Offer, the Excess Proceeds amount shall be reset to zero.

                  (f) Notwithstanding, and without complying with, the provisions of this Section 4.13:

                  (1) the Company may and its Subsidiaries may, in the ordinary course of business, (a) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business and (b) liquidate Cash Equivalents;

                  (2) the Company may and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Section 5.1;

                  (3) the Company may and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the Company's business or the business of such Subsidiary, as applicable;

                  (4) the Company may and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any of the Guarantors;

                  (5) the Company may and each of its Subsidiaries may settle, release or surrender tort or other litigation claims in the ordinary course of business or grant Liens not prohibited by this Indenture; and

                  (6) the Company may and its Subsidiaries may make Permitted Invest ments (other than pursuant to clause (a) of the definition thereof) and Restricted Investments that are not prohibited by Section
         4.9 hereof.

                  (g) All Net Cash Proceeds from an Event of Loss shall be reinvested or used as otherwise provided above in clauses (1) or (2) of Section 4.13(b).

                  (h) Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this
Section 4.13, the Company's compliance or the compliance of any of its Subsidiaries with such laws and regulations shall not in and of itself cause a breach of the Company's obligations under this Section 4.13.

                  If the payment date in connection with an Asset Sale Offer hereunder is on or after an Interest Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

SECTION 4.14      LIMITATION ON SALE-LEASEBACK TRANSACTIONS

                  The Company will not, and will not permit any of its Subsidiaries to, enter into any sale-leaseback transaction (other than a sale-leaseback transaction between the Company and one or more Guarantors or among Guarantors); provided that the Company and its Subsidiaries may enter into a sale-leaseback transaction if:

                  (1) the Company or such Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale-leaseback transaction under the Debt Incurrence Ratio in the second paragraph of Section 4.7 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.8 hereof;

                  (2) the gross cash proceeds of such sale-leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of such sale-leaseback transaction; and

                  (3) the transfer of assets in such sale-leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.13 hereof.

SECTION 4.15      LIMITATION ON LAYERING INDEBTEDNESS

                  The Company and the Guarantors shall not, directly or indirectly, incur any Indebtedness that is contractually subordinated in right of payment to any of the Company's other Indebtedness or the Indebtedness of any Guarantor unless such Indebtedness is as contractually subordinated in right of payment to the Notes or such Guarantor's Guarantee, as applicable, at least to the same extent as it is to such other Indebtedness or Indebtedness of such Guarantor.

SECTION 4.16 REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL

                  In the event that a Change of Control has occurred, each Holder of Notes will have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 45 Business Days after the occurrence of such Change of Control, at a cash price equal to the following purchase prices (expressed as percentages of the principal amount) if such Change of Control occurs during the 12-month period commencing August 15 of the years indicated below (the "Change of Control Purchase Price"), in each case, together with accrued and unpaid interest (and Liquidated Damages, if any) thereon, to the Change of Control Purchase Date.


           Year                                 Percentage
           ----                                 ----------
           2002..............................   106.000 %
           2003..............................   104.000 %
           2004..............................   102.000 %
           2005 and thereafter...............   100.000 %

                  The Change of Control Offer shall be made within 25 Business Days following a Change of Control and shall remain open for at least 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of

Control Offer Period, the Company promptly shall purchase all Notes properly tendered in response to the Change of Control Offer.

                  On or before the Change of Control Purchase Date, the Company shall:

                    (1) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

                    (2) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) of all Notes so tendered; and

                    (3) deliver to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company.

                  The Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so purchased will be delivered promptly by the Company to the Holder thereof. The Company publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

                  Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.16, the Company's compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Section 4.16.

                  If the Change of Control Purchase Date is on or after an Interest Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

                  The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.17      SUBSIDIARY GUARANTORS

                  All of the Company's present and future Subsidiaries (other than the Non- Guarantor Subsidiaries unless and until the revenue of the Non-Guarantor Subsidiaries, in the aggregate, exceeds 1% of the revenue of the Company and its Consolidated Subsidiaries, or the book value of the assets of the Non-Guarantor Subsidiaries, in the aggregate, exceeds 1% of the book value of the assets of the Company and its Consolidated Subsidiaries) jointly and severally will guaranty all principal, premium, if any, and interest on the Notes on a senior subordinated basis, grant a subordinated security interest in and/or pledge Collateral owned by such Subsidiary to secure such Obligations on the terms set forth in the Collateral Agreements, and deliver to the Trustee an opinion of counsel that such guaranty and Collateral Agreements have been duly authorized, executed and delivered.

                  Notwithstanding anything herein or in this Indenture to the contrary, if any of the Company's Subsidiaries (other than OCC solely with respect to its guarantee of the Credit Agreement) that is not a Guarantor guarantees any of the Company's other Indebtedness or any other Indebtedness of any Guarantor, or the Company or any of the Guarantors, individually or collectively, pledges more than 65% of the Voting Equity Interests of a Subsidiary (other than OCC solely with respect to the Company's pledge of its Voting Equity Interests under the Credit Agreement) that is not a Guarantor to a lender to secure the Company's Indebtedness or any Indebtedness of any Guarantor, then such Subsidiary must become a Guarantor and grant the security interest as provided in this Section 4.17.

SECTION 4.18      LIMITATION ON STATUS AS INVESTMENT COMPANY

                  The Company and its Subsidiaries shall be prohibited from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), or from otherwise becoming subject to regulation under the Investment Company Act.

SECTION 4.19      MAINTENANCE OF PROPERTIES AND INSURANCE

                  The Company and the Guarantors shall cause all material properties used or useful to the conduct of their business and the business of each of their Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.19 shall prevent the Company or any Guarantor from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a) (i) in the judgment of the Board of Directors of the Company, desirable in the conduct of the business of such entity and (ii) would not have a material adverse effect on the ability of the Company and the Guarantors to satisfy their obligations under the Notes, the Guarantees and this Indenture, or, to the extent applicable, (b) as otherwise permitted under Section 4.13 hereof.

                  The Company and Guarantors shall maintain, or cause to be maintained, for themselves and each of their Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Board of Directors of the Company is adequate and appropriate for the conduct of the business of the Company, the Guarantors and such Subsidiaries.

SECTION 4.20      CORPORATE EXISTENCE

                  Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the ability of the Company and the Guarantors to satisfy their obligations under the Notes, the Guarantees and this Indenture.

                                    ARTICLE V
                                   SUCCESSORS

SECTION 5.1       MERGER, CONSOLIDATION OR SALE OF ASSETS

                  The Company will not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets (such amounts to be computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons unless:

                  (1) either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the Company's Obligations in connection with the Notes, this Indenture and the Collateral Agreements;

                  (2) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

                  (3) unless such transaction is solely the merger of the Company and one of the Company's previously existing Wholly Owned Subsidiaries which is also a Guarantor for the purpose of reincorporation into another jurisdiction and which transaction is not for the purpose of evading this provision and not in connection with any other transaction, immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the consolidated, resulting, surviving or transferee entity is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction;

                  (4) unless such transaction is solely the merger of the Company and one of the Company's previously existing Wholly Owned Subsidiaries which is also a Guarantor in a transaction which is not for the purpose of evading this provision and not in connection with any other transaction, immediately after giving effect to such transaction on a pro forma basis, the consolidated, resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section 4.7 herein; and

                  (5) each Guarantor, shall have, if required by the terms of this Indenture or the Collateral Agreements, confirmed in writing that its Guarantee shall apply to the obligations of the Company or the surviving entity in accordance with the Notes, this Indenture and the Collateral Agreements.

SECTION 5.2       SUCCESSOR CORPORATION SUBSTITUTED

                  Upon any consolidation or merger in accordance with Section
5.1 hereof, the successor corporation formed by such consolidation or into which the Company is merged shall succeed to and (except in the case of a lease or any transfer of all or substantially all of the Company's assets) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named therein as the Company, and the Trustee may require any such Person to ensure, by executing and delivering appropriate instruments and opinions of counsel, that the Trustee continues to hold a Lien, having the same relative priority as was the case immediately prior to such transactions, on all Collateral for the benefit of the Holders.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the Company's properties and assets shall be deemed to be the transfer of all or substantially all of the Company's properties and assets.

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

SECTION 6.1       EVENTS OF DEFAULT

                  "Event of Default," wherever used herein, means any one of the following events:

                  (a) the failure of the Company to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

                  (b) the failure of the Company to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable;

                  (c) the failure of the Company or the failure by any of the Guarantors to observe or perform any other covenant or agreement contained in the Notes or this Indenture and, except for Sections 4.13 and 4.16 and Article V hereof, which failure continues for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

                  (d) a default occurs and is continuing (after giving effect to any waivers, amendments, applicable grace periods or any extension of any maturity date) under the Indebtedness of the Company or the Indebtedness of any the Company's Subsidiaries with an aggregate amount outstanding in excess of $10,000,000 (i) resulting from the failure to pay principal of or interest on such Indebtedness; or (ii) if as a result of such default, the maturity of such Indebtedness has been accelerated prior to its stated maturity;

                  (e) final nonappealable unsatisfied judgments not covered by insurance aggregating in excess of $10,000,000, at any one time rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged within 60 days;

                  (f) any Guarantee of a Guarantor ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee and this Indenture) or any Guarantor denies or disaffirms its Obligations under its Guarantee or the Collateral Agreements;

                  (g) any failure to comply with any material agreement or covenant in, or material provision of, any of the Collateral Agreements, or any breach of a representation under, the Collateral Agreements;

                  (h) any of the Collateral Agreements ceases to be in full force and effect (except as contemplated in the Indenture or the Collateral Agreements) or any of the Collateral Agreements ceases to give the Trustee (or, in the case of a Mortgage, ceases to give the Trustee or any other trustee under such Mortgage) any of the Liens, rights, powers or privileges purported to be created thereby with respect to a material portion of the Collateral (except as contemplated in the Indenture or the Collateral Agreements), or any of the Collateral Agreements is declared null and void by the Company or a court of competent jurisdiction (except as contemplated in the Indenture or the Collateral Agreements), or the Company or any Guarantor denies that it has any further liability under any Collateral Agreement to which it is a party or gives notice of such effect (in each case, other than by reason of the termination of this Indenture or any such Collateral Agreement in accordance with its terms or the release of any Guarantor in accordance with this Indenture);

                  (i) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

                  (j) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

                  (k) failure by the Company or the Guarantors to notify the Trustee within 3 Business Days following its discovery of any Default.

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                  If a Default occurs and is continuing, the Trustee must,
within 90 days after the occurrence of such Default, give to the Holders notice of such Default, but the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any of the Notes when due or in the payment of any redemption or repurchase obligation.

SECTION 6.2       ACCELERATION

                  (a) If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (i) or (j) of Section 6.1 under this Indenture) subject to the terms of the Intercreditor Agreement, then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest (and Liquidated Damages, if any) on the Notes to be due and payable immediately. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest (and Liquidated Damages, if any) on the Notes shall be immediately due and payable. If an Event of Default specified in clause (i) or (j) of Section 6.1 occurs, all principal and accrued interest (and Liquidated Damages, if any) thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders. In the event a declaration of acceleration because of an Event of Default set forth in clause (d) of
Section 6.1 solely by virtue of a default under the Credit Agreement has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (d) of Section 6.1 shall be remedied, or cured or waived by the holders of the relevant Indebtedness, within 60 days after such event of default, provided that no judgment or decree for the payment of money due on the Notes has been obtained by the Trustee.

                  (b) Except as provided in Section 6.2(c), at any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of not less than a majority in aggregate principal amount of then outstanding Notes, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

                  (1) the Company has paid or deposited with the Trustee cash sufficient to pay: (a) all overdue interest and Liquidated Damages, if any, on all Notes; (b) the principal of (and premium, if any, applicable to) any Notes which would become due other than by reason of such declaration of acceleration, and interest thereon at the rate borne by the Notes; (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and all other amounts due the Trustee under Section 7.7 hereof; and

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                  (2) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.4 hereof.

                  (c) Notwithstanding clause (b) of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

SECTION 6.3       OTHER REMEDIES

                  If an Event of Default occurs and is continuing, subject to the terms of the Intercreditor Agreement, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4       WAIVER OF PAST DEFAULTS

                  Subject to Section 6.7 hereof, the Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may, on behalf of all Holders, waive any existing or past Default or Event of Default hereunder and its consequences under this Indenture, except a default:

                  (1) with respect to any provision of this Indenture requiring a supermajority approval to amend, which Default may only be waived by such a supermajority;

                  (2) in the payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Note not yet cured as specified in clauses (a) and (b) of
                           Section 6.1 hereof;

                  (3) in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Note affected, unless all such affected Holders agree, in writing, to waive such default; or

                  (4) the rescission of which would conflict with any judgment or decree of a court of competent jurisdiction.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right arising therefrom.

SECTION 6.5       CONTROL BY MAJORITY

                  Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders of Notes not joining in the giving of such direction or that may involve the Trustee in personal liability and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.

SECTION 6.6       LIMITATION ON SUITS

                  A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.7       RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT

                  Notwithstanding any other provision of this Indenture and subject to Article XI, except as permitted by Section 9.2 hereof and the Intercreditor Agreement, the right of any Holder of a Note to receive payment of the principal of, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase) or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.


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SECTION 6.8       COLLECTION SUIT BY TRUSTEE

                  If an Event of Default specified in Section 6.1 hereof occurs and is continuing, subject to the terms of the Intercreditor Agreement, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9       TRUSTEE MAY FILE PROOFS OF CLAIM

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditor's committee.

SECTION 6.10      PRIORITIES

                  Subject to the terms of the Intercreditor Agreement, if the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection (including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel);

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

                  Third: without duplication, to the Holders for any other Obligations owing to the Holders under the Notes or this Indenture; and

                  Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11      UNDERTAKING FOR COSTS

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE VII

                                     TRUSTEE

SECTION 7.1       DUTIES OF TRUSTEE

                  (a) If an Event of Default of which the Trustee has knowledge has occurred and is continuing and subject to the terms of the Intercreditor Agreement, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of its own affairs.

                  (b) Except during the continuance of an Event of Default of which the Trustee has knowledge:

                           (i) the duties of the Trustee shall be determined
solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on its part, the
Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.


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                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) this paragraph (c) does not limit the effect of
paragraph (b) of this Section 7.1;

                           (ii) the Trustee shall not be liable for any error of
judgment made in good faith by an Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to
any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1 and 7.2 hereof.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (f) Upon request from the Company, the Trustee is hereby authorized to and shall enter into on the Issue Date, the Intercreditor Agreement in connection with the Credit Agreement.

                  (g) Upon request from the Company, the Trustee is hereby authorized to and shall (i) enter into new control agreements with respect to deposit accounts, securities accounts and other investment property as the Company may request in order to comply with its obligations under Section 4.4(c) of the Pledge and Security Agreement, and (ii) in connection with the closing of any deposit accounts or securities accounts by the Company, execute such terminations and releases of control agreements in respect thereof as the Company may reasonably request.

                  (h) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (i) In connection with any new or replacement Credit Agreement permitted by clause (f) of the definition of Permitted Indebtedness, the Trustee is hereby authorized to enter into a new intercreditor agreement or an amendment to the Intercreditor Agreement consistent with the provisions of Section 9.1(i) hereof and such other amended, supplemented or replacement Collateral Agreements contemplated by Section 9.1(i) hereof.


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SECTION 7.2       RIGHTS OF TRUSTEE

                  (a) In connection with the Trustee's rights and duties under this Indenture, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting under this Indenture, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (g) Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(a), 6.1(b) and 4.1 hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification in the manner set forth in this Indenture or an Officer in the Corporate Trust Office of the Trustee shall have obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Section 4.3 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officer's Certificate).

                  (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other

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paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit.

SECTION 7.3       INDIVIDUAL RIGHTS OF TRUSTEE

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections
7.10 and 7.11 hereof.

SECTION 7.4       TRUSTEE'S DISCLAIMER

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5       NOTICE OF DEFAULTS

                  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice in the manner and to the extent provided by Section 313(c) of the TIA of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.6       REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES

                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.


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SECTION 7.7       COMPENSATION AND INDEMNITY

                  The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys' fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent the Company has been prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense. In the event of a conflict of interest between the Company and the Trustee, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

                  To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(i) or 6.1(j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.8       REPLACEMENT OF TRUSTEE

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.


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                  The Trustee may resign in writing at any time and be
discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9       SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.


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SECTION 7.10      ELIGIBILITY; DISQUALIFICATION

                  There shall at all times be a Trustee hereunder that is a corporation or trust company (or a member of a bank holding company) organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or the bank holding company of which it is a member has) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11      PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1       OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2       LEGAL DEFEASANCE AND DISCHARGE

                  Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, each of the Company and the Guarantors, as applicable, shall, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and Guarantees, as applicable, on and after the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged all amounts owed under the outstanding Notes and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes, such Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in Section 8.4, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under
Article II and Section 4.2 hereof,

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(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof. Upon Legal Defeasance, the Collateral shall be released in accordance with Section 10.4 hereof and the Trustee shall promptly execute and deliver to the Company any documents reasonably requested by the Company to effectuate the foregoing.

SECTION 8.3       COVENANT DEFEASANCE

                  Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, the Company and the Guarantors shall be released from their respective obligations under Sections 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17,
4.19, 5.1(3) and 5.1(4) hereof and Articles X and XI hereof on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes and the Guarantees shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, (x) Sections 6.1(c) through 6.1(h) hereof and Section 6.1(k) hereof shall not constitute Events of Default to the extent such events occur thereafter and (y) Sections 6.1(i) and 6.1(j) hereof shall not constitute an Event of Default to the extent they occur after the 91st day following the occurrence of the Company's exercise of Covenant Defeasance; provided, however that for all other purposes as set forth herein, such Covenant Defeasance provisions shall be effective. Upon Covenant Defeasance, the Collateral shall be released in accordance with Section 10.4 hereof and the Trustee shall promptly execute and deliver to the Company any documents reasonably requested by the Company to effectuate the foregoing.

SECTION 8.4       CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

                  The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

                  (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, United States legal tender, U.S. Government Obligations, or a combination thereof, in amounts that will be sufficient, in the opinion of a nationally recognized

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firm of independent public accountants, to pay the principal of, premium, if any, and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Trustee must have, for the benefit of Holders of the Notes, a valid, perfected exclusive security interest in such trust;

                  (b) in the case of an election under Section 8.2 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee from United States legal counsel confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of an election under Section 8.3 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee from United States legal counsel confirming that Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) in the case of an election under Section 8.2 or 8.3 hereof, (x) no Default or Event of Default shall have occurred and be continuing on the date of the deposit, and (y) no Event of Default specified in Section 6.1(i) or (j) hereof shall have occurred at any time from the date of the deposit to the 91st calendar day thereafter (it being understood that this condition to Legal Defeasance or Covenant Defeasance may not be satisfied until such 91st calendar day after the date of deposit);

                  (e) the Defeasance may not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (f) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent to hinder, delay or defraud any other of the Company's creditors;

                  (g) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds (except as to trust funds that would be payable to holders of Notes who are "Insiders" as that term is defined by the Bankruptcy Code) will not be subject to Section 547 of the Bankruptcy Code; and

                  (h) the Company must deliver to the Trustee an Officers' Certificate confirming the satisfaction of the conditions in clauses (a) through
(g) above, and an Opinion of Counsel, confirming the satisfaction of the conditions in clauses (a) (with respect to the validity and perfection of the security interest), (b), (c) and (e).


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                  Legal Defeasance and Covenant Defeasance shall be deemed to occur on the date all of the applicable conditions set forth in this Section 8.4 are satisfied.

SECTION 8.5 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

                  Subject to Section 8.6 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Liquidated Damages, if any), but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.4 hereof which, in the opinion of a firm of independent public accountants nationally recognized in the United States expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6       REPAYMENT TO COMPANY

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.


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SECTION 8.7       REINSTATEMENT

                  If the Trustee or Paying Agent is unable to apply any United States legal tender or U.S. Government Obligations in accordance with Section
8.2 or 8.3 hereof, as the case may be, by reason of any order directing the repayment of the deposited money to the Company or otherwise making the deposit unavailable to make payments under the Notes when due, or if any court enters an order avoiding the deposit of money with the Trustee or Paying Agent or otherwise requires the payment of the money so deposited to the Company or to a fund for the benefit of its creditors, then (so long as the insufficiency exists or the order remains in effect) the Company's and the Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1       WITHOUT CONSENT OF HOLDERS OF NOTES

                  Notwithstanding Section 9.2 hereof, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or any Guarantee or amend supplement, terminate or replace the Collateral Agreements, in each case without the consent of any Holder of a Note:

                  (a)      to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article II hereof in a manner that does not adversely affect any Holder;

                  (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to
Article V hereof;

                  (d) to provide for additional Guarantors as set forth in
Section 4.17 hereof or for the release or assumption of a Guarantee in compliance with this Indenture;

                  (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights hereunder or under the Collateral Agreements of any Holder of the Notes;

                  (f) to comply with the provisions of the Depositary, Euroclear or Clearstream or the Trustee with respect to the provisions of this Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein;


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                  (g) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (h) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes;

                  (i) to evidence and provide for a new or replacement lender under a Credit Agreement so long as such amended, supplemented or replacement Collateral Agreements do not, as a whole, adversely affect the second priority Lien in favor of the Trustee or the rights of the Holders under the Collateral Agreements or under the Indenture;

                  (j) to terminate and release control agreements in respect of deposit accounts and securities accounts in connection with the closing of any deposit accounts or securities accounts by the Company; or

                  (k) to add or release Collateral in compliance with the terms of the Indenture and the Collateral Agreements.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, Notes or Guarantees or amended, supplemented or replacement Collateral Agreements (or terminations of Collateral Agreements), and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture, Notes or Guarantees or amended, supplemented or replacement Collateral Agreements (or terminations of Collateral Agreements) authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such agreements that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2       WITH CONSENT OF HOLDERS OF NOTES

                  Except as expressly stated otherwise in this Section 9.2, and subject to Sections 6.4 and 6.7 hereof, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

                  Notwithstanding the foregoing, other than as provided in
Section 9.1, without the consent of the Holders of not less than two-thirds in aggregate principal amount of the Notes at the time outstanding, the Company, the Guarantors and the Trustee may not amend or supplement the Collateral Agreements, or waive or modify the rights of the Holders thereunder. If the Company or a Guarantor is required to amend or supplement a Collateral Agreement


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pursuant to the terms of such Collateral Agreement, such amendment or supplement shall not require the consent of any Holders.

                  The Company, the Guarantors and the Trustee may not amend or waive any provision of this Indenture or the Notes, without the consent of each Holder adversely affected thereby, to:

                  (a)(i) change the Stated Maturity on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof at the option of the Company, or change the city of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at the option of the Company, on or after the Redemption Date), or (ii) reduce the Change of Control Purchase Price or the Asset Sale Offer Price after the corresponding Asset Sale or Change of Control has occurred or (iii) alter the provisions regarding the Company's right to redeem the Notes, in a manner adverse to the Holders; or

                  (b) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture; or

                  (c) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

                  (d) cause the Notes or any Guarantee to become contractually subordinate in right of payment to any other Indebtedness other than the Senior Indebtedness permitted to be incurred pursuant to Section 4.7, as in effect from time to time; or

                  (e) make any changes in the foregoing clauses (a) through (d) or this clause (e) hereof, in a manner adverse to the Holders of the Notes.

                  Except as expressly stated otherwise in paragraph (a)(ii) above, Sections 4.13 and 4.16 hereof may be amended, waived or modified in accordance with the first paragraph of this Section 9.2, without the consent of each Holder affected.

                  In connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the

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Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

SECTION 9.3       COMPLIANCE WITH TRUST INDENTURE ACT

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.4       REVOCATION AND EFFECT OF CONSENTS

                  Until an amendment, supplement or waiver becomes effective (as determined by the Company and which may be prior to any such amendment, supplement or waiver becoming operative), a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective (as determined by the Company and which may be prior to any such amendment, supplement or waiver becoming operative).

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (a) through (e) of Section 9.2 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest (and Liquidated Damages, if any) on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.


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SECTION 9.5       NOTATION ON OR EXCHANGE OF NOTES

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6       TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

                                    ARTICLE X
                      COLLATERAL AND SECURITY AND GUARANTY

SECTION 10.1  COLLATERAL AGREEMENTS; SECURITY INTERESTS.

                  (a) The due and punctual payment of the principal and premium, if any, of, and interest on, the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other Obligations under this Indenture, the Notes, the Collateral Agreements and the Note Registration Rights Agreement, shall be secured as provided in the Collateral Agreements.

                  (b) After the Issue Date, the Company shall, and shall cause each of its Subsidiaries party to the Collateral Agreements to, use reasonable best efforts (which will be deemed not to include any obligation to pay money to any third parties other than filing fees, reasonable fees and expenses of the third party or other de minimus payments) to grant a perfected security interest in the Collateral, including Collateral acquired after the Issue Date, but in any event excluding the Excluded Assets; provided, however, that neither the Company nor any such Subsidiary shall be required to take any actions with respect to the perfection of security interests unless required under the Pledge and Security Agreement.

                  (c) Notwithstanding any provision in this Indenture or the Collateral Agreements to the contrary, in the event that the Company or any of its Subsidiaries party to the Collateral Agreements grants a Lien on any of the Company's or any of such Subsidiary's assets in connection with the Credit Agreement, the Company will be required to, and will be required to cause such Subsidiaries to, secure the Notes with a Lien on such assets (other than Excluded

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
Assets) that is subordinated to such Lien, except in circumstances where the Trustee cannot perfect such a Lien by means of a Lien filing.

                  (d) Except as set forth in Section 10.1(b) and 10.1(c), the Company shall, and shall cause each of its Subsidiaries party to the Collateral Agreements to, do or cause to be done all such acts and things as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Collateral Agreements, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein and therein expressed, including (1) using all commercially reasonable efforts (without obligation to make monetary payments to landlords other than filing fees, reasonable fees and expenses of such landlord or other de minimis payments) to obtain customary consents and waivers from landlords of premises where any material portion of the Collateral is located (it being understood that such waivers shall not be required for any premises for which landlord waivers were not obtained in connection with the Credit Agreement), and (2) using all commercially reasonable efforts to grant a perfected Lien subordinated to the Credit Agreement on all real property owned by the Company and its Subsidiaries party to the Collateral Agreements and to provide customary title insurance for the benefit of the Trustee with respect thereto, including, without limitation, commercially reasonable efforts to cause the removal of record of all existing monetary encumbrances such that the Collateral Agreements shall constitute a Lien on all such real property subordinated only to the Lien of the Credit Agreement and Permitted Liens; provided, that if the lenders under the Credit Agreement do not require the Company to grant or perfect a Lien on such real property to secure the obligations under the Credit Agreement, then the Company shall not be required to grant or perfect a Lien on such real property to secure the Obligations under the Notes and the Indenture. The Company shall, and shall cause each of its Subsidiaries party to the Collateral Agreements to, take, upon request of the Trustee, any and all actions required under the Collateral Agreements to create and maintain, as security for the Obligations under this Indenture, the Notes, the Collateral Agreements and the Note Registration Rights Agreement, valid and enforceable, perfected (except as expressly provided herein or therein) Liens in and on all the Collateral, in favor of the Trustee, superior to and prior to the rights of all third Persons (other than holders of Permitted Liens).

                  (e) The Company represents and warrants and covenants that it (or its Subsidiaries) has executed and delivered, filed and recorded and/or will execute and deliver, file and record, all instruments and documents, and has done or will do or cause to be done all such acts and other things as are required by the Collateral Agreements to subject the Collateral to the Lien of the Collateral Agreements. Except as expressly provided in this Indenture or the Collateral Agreements, the Company (or its Subsidiaries party to the Collateral Agreements) shall execute and deliver, file and record all instruments and do all acts and other things, in each case as may be required by the Collateral Agreements to perfect, maintain and protect the security interests created by the Collateral Agreements and shall pay all filing, recording, mortgage or other taxes or fees incidental thereto.

                  (f) The security interests in the Collateral created by the Collateral Agreements as now or hereafter in effect shall be held by the Trustee for the equal and ratable benefit and security of the Notes without preference, priority or distinction of any thereof over any other by reason, or difference in time, of issuance, sale or otherwise, and for the

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enforcement of the payment of principal of, premium, if any, and interest on the
Notes in accordance with their terms.

                  (g) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Agreements and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of the Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms or pursuant to this Indenture and authorizes and directs the Collateral Agent to enter into the Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company initially appoints the Trustee as Collateral Agent and/or Trustee under the Collateral Agreements. Any successor Trustee will act as Collateral Agent and/or Trustee under the Collateral Agreements or appoint another Person to act in such capacity.

SECTION 10.2      FURTHER ASSURANCES AND SECURITY.

                  The Company represents and warrants that at the time the Collateral Agreements and this Indenture are executed, the Company (or its Subsidiaries party to the Collateral Agreements) (a) will have full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge, transfer and confirm, absolutely, the Collateral, in the manner and form done, or intended to be done, in the Collateral Agreements, free and clear of all Liens, except for Permitted Liens, and will forever warrant and defend the title to the same against the claims of all Persons whatsoever; (b) except as expressly provided herein or in the Collateral Agreements, will execute, acknowledge and deliver to the Trustee, at the Company's expense, at any time and from time to time such further assignments, transfer, assurances or other instruments as may, in the reasonable opinion of the Trustee, be required to effectuate the terms of this Indenture or the Collateral Agreements; and (c) except as expressly provided herein or in the Collateral Agreements, will at any time and from time to time do or cause to be done all such acts and things as may be necessary or proper, or as may be reasonably required by the Trustee, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Collateral Agreements.

SECTION 10.3  OPINIONS.

                  (a) The Company shall furnish to the Trustee promptly after execution and delivery of this Indenture an Opinion of Counsel (who may be counsel for the Company) stating that in the opinion of such counsel the Collateral Agreements have been properly recorded or filed so as to make effective and perfect the security interest intended to be made effective and perfected thereby and reciting the details of such action, subject to customary assumptions and exclusions.

                  (b) The Company shall furnish to the Trustee within three months after each anniversary of the Issue Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the perfection of the Liens which are the subject of subsection (a) above and reciting the details of such action, subject to customary assumptions and exclusions or (ii) in the opinion of such Counsel, no such action is necessary to maintain the perfection of such

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Liens, which Opinion of Counsel also shall state what actions it then believes are necessary to maintain the effectiveness and perfection of such Liens during the next year, subject to customary assumptions and exclusions.

SECTION 10.4  POSSESSION, USE AND RELEASE OF COLLATERAL.

                  (a) Subject to and in accordance with the provisions of this Indenture, the Collateral Agreements and the Intercreditor Agreement, and so long as no Event of Default shall have occurred and be continuing, the Company and the Guarantors shall have the right to remain in possession and retain exclusive control of the Collateral (other than as set forth in the Collateral Agreements and this Indenture), to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon.

                  (b) Subject to compliance with the Collateral Agreements and
Section 10.5 (if required), the Collateral indicated below, without further action on the part of the Company or the Trustee, shall be released from the Liens created by the Collateral Agreements in the following circumstances:

                           (i) all Collateral upon payment in full of the Notes
                  and all other Obligations under this Indenture, the Notes, the Collateral Agreements and the Note Registration Rights Agreement then due and owing, including pursuant to the redemption of all outstanding Notes or the repurchase by the Company and cancellation of all of the outstanding Notes,

                           (ii) upon a sale or other disposition of Collateral
                  pursuant to an Asset Sale made in accordance with Section 4.13 hereof; and provided further that only the Collateral subject to such Asset Sale shall be released,

                           (iii) Collateral that is sold, transferred or
                  otherwise disposed of in accordance with this Indenture,

                           (iv) all or any portion of the Collateral upon the
                  written consent of the holders not less than two-thirds of the aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes),

                           (v) all Collateral upon Legal Defeasance or Covenant
                  Defeasance herein,

                           (vi) upon release of a Guarantor in accordance with
                  Section 10.11 hereof; the Collateral owned by such Guarantor shall be released; or

                           (vii) as required pursuant to the terms of the
                  Intercreditor Agreement.

                  (c) The Trustee shall provide a written release of any Lien on any Collateral if it shall have received an Officers' Certificate certifying that all conditions precedent hereunder have been met and, in the event of a Covenant Defeasance or Legal Defeasance, such other documents required by
Section 8.4 hereof. Upon compliance with the foregoing sentence and Section 10.5 (if required), the Trustee shall execute, deliver or acknowledge any necessary


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or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Agreements.

                  (d) The release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security under this Indenture and of the Liens in favor of the Collateral Agent on the remaining Collateral in contravention of the provisions hereof and of the Collateral Agreements if and to the extent such released Collateral is released pursuant to the terms of this Indenture and the Collateral Agreements.

SECTION 10.5 CERTIFICATES OF THE COMPANY.

                  The Company and the Guarantors shall furnish to the Trustee, prior to each proposed release of Collateral, all documents required by TIA
Section 314(d); provided, however, that the Company and any Guarantor may, without providing such documents, sell or otherwise dispose of inventory and collect or dispose of accounts receivable, notes receivable and cash in the ordinary course of business if the Company or such Guarantor, as applicable, delivers to the Trustee semi-annually an Officers' Certificate stating that the sale, collection and/or disposition of all inventory, accounts receivable, notes receivable and cash during the immediately preceding six-month period was in the ordinary course of business and not prohibited by the Indenture. The Trustee may, to the extent permitted by Sections 7.1 and 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company or the applicable Guarantor, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of TIA Section 314(d).

SECTION 10.6 AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE COLLATERAL AGREEMENTS.

                  Subject to the terms of the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Agreements and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Notes, the Collateral Agreements and the Note Registration Rights Agreement. Subject to the terms of the Intercreditor Agreement or as otherwise expressly provided in the Collateral Agreements, the Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Agreements or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).


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SECTION 10.7      AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE
                  COLLATERAL AGREEMENTS.

                  The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Agreements, and to make further distributions of such funds to the Holders according to the provisions of this Indenture, the Collateral Agreements and the Intercreditor Agreement.

SECTION 10.8      GUARANTEES

                  By its execution hereof, each of the Guarantors acknowledges and agrees that it receives substantial benefits from the Company and that such party is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits and services. Accordingly, subject to the provisions of this Article X, each Guarantor, jointly and severally, hereby unconditionally guarantees on a senior subordinated basis to each Holder of a Note authenticated and delivered by the Trustee and its successors and assigns that: (i) the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, or otherwise, and interest on overdue principal, premium, if any, Liquidated Damages, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee under the Notes, this Indenture, the Collateral Agreements and the Note Registration Rights Agreement (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations under the Notes, the Collateral Agreements or the Note Registration Rights Agreement, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control, an Asset Sale Offer, or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.12 hereof (collectively, the "Guarantee Obligations").

                  Subject to the provisions of this Article X, each Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture, the Collateral Agreements, the Note Registration Rights Agreement or the absence of any action to enforce the same, any releases of the Collateral, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a "Benefitted Party") to proceed against the Company, the Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Guarantors; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Guarantors, the Company, the Subsidiaries, any

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Benefitted Party, any creditor of the Guarantors, the Company or the
Subsidiaries or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantors hereby covenant that, except as otherwise provided therein, the Guarantees shall not be discharged except by payment in full of all Guarantee Obligations, including the principal, premium, if any, and interest on the Notes and all other costs provided for under this Indenture or as provided in Article VIII.

                  If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantors, or any trustee or similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or the Guarantors to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. Each Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article VI hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Guarantee.

SECTION 10.9      EXECUTION AND DELIVERY OF GUARANTEES

                  To evidence the Guarantees set forth in Section 10.8 hereof, each of the Guarantors agrees that a notation of the Guarantees substantially in the form included in Exhibit A hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of each of the Guarantors by an Officer of each of the Guarantors.

                  Each of the Guarantors agree that the Guarantees set forth in this Article X shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Guarantees.

                  If an Officer whose facsimile signature is on a Note or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantees are endorsed, the Guarantees shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.


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SECTION 10.10     GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

                  (a) Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of any Guarantor with or into each other or with or into the Company. Upon any such consolidation or merger, the Guarantee of the Guarantor that does not survive the consolidation or merger shall no longer be of any force or effect.

                  (b) Except for a merger or consolidation in which a Guarantor is sold and its Guarantee is released in compliance with the provisions of
Section 10.11 hereof, no Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless, subject to the provisions of the last sentence if this Section 10.10(b) and the other provisions of this Indenture, (i) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall guarantee, on a senior subordinated basis, all of such Guarantor's obligations under such Guarantor's Guarantee on the terms set forth in this Indenture, grant a security interest in and/or pledge the collateral owned by such Person to secure such Obligations on the terms set forth in the Collateral Agreements, and deliver to the Trustee an Opinion of Counsel that such guaranty and Collateral Agreements have been duly authorized, executed and delivered; and (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing. In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Guarantees endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor corporation shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof. The provisions of this Section 10.10(b) shall not apply to the merger of any Guarantors with and into each other or with or into the Company.

                  (c) The Trustee, subject to the provisions of Section 12.4 hereof, shall be entitled to receive an Officers' Certificate as conclusive evidence that any such consolidation or merger, and any such assumption of Guarantee Obligations, comply with the provisions of this Section 10.10. Such Officers' Certificate shall comply with the provisions of Section 12.5 hereof.

SECTION 10.11     RELEASE OF GUARANTORS

                  Notwithstanding Section 10.10(b) hereof, upon the sale or disposition (including by merger or stock purchase) of a Guarantor (as an entirety) to an entity which is not and is not required to become a Guarantor, the designation of a Subsidiary as an Unrestricted Subsidiary, or the liquidation or dissolution of a Guarantor, which transaction is otherwise in compliance with this Indenture (including, without limitation, Section 4.13), such Guarantor will

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be deemed released from its Obligations under its Guarantee of the Notes and the
Collateral Agreements; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any of the Company's Indebtedness or any Indebtedness of any other of its Subsidiaries shall also terminate upon such release, sale or transfer and none of its Equity Interests are pledged for the benefit of any holder of any of the Company's Indebtedness or any Indebtedness of any of its Subsidiaries.

                  Upon delivery by the Company to the Trustee of an Officer's Certificate, to the effect that such sale or other disposition or that such designation or that such liquidation or dissolution was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Guarantee and any Liens in favor of the Notes. Except as provided in Section 10.10(a) hereof, any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article X.

                  Notwithstanding the foregoing provisions of this Article X,
(i) any Guarantor whose Guarantee would otherwise be released pursuant to the provisions of this Section 10.11 may elect, at its sole discretion, by written notice to the Trustee, to maintain such Guarantee in effect notwithstanding the event or events that otherwise would cause the release of such Guarantee (which election to maintain such Guarantee in effect may be conditional or for a limited period of time), and (ii) any Subsidiary of the Company which is not a Guarantor may elect, at its sole discretion, by written notice to the Trustee, to become a Guarantor (which election may be conditional or for a limited period of time).

SECTION 10.12     LIMITATION OF GUARANTOR'S LIABILITY; CERTAIN BANKRUPTCY EVENTS

                  (a) Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligation of such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the Guarantee Obligations of such Guarantor under this Article X shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Guarantee Obligations of such other Guarantor under this Article X, result in the Guarantee Obligations of such Guarantor under the Guarantee of such Guarantor not constituting a fraudulent transfer or conveyance.

                  (b) Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under
Section 362 or 105 of the Bankruptcy Law or otherwise.


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SECTION 10.13     APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE GUARANTORS

                  (a) For purposes of any provision of this Indenture which provides for the delivery by any Guarantor of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.1 hereof shall apply to such Guarantor as if references therein to the Company were references to such Guarantor.

                  (b) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Guarantor, shall be sufficient if evidenced as described in Section 12.2 hereof as if references therein to the Company were references to such Guarantor.

                  (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on any Guarantor may be given or served as described in Section 12.2 hereof as if references therein to the Company were references to such Guarantor.

                  (d) Upon any demand, request or application by any Guarantor to the Trustee to take any action under this Indenture, such Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section
12.4 hereof as if all references therein to the Company were references to such Guarantor.

SECTION 10.14     SUBORDINATION OF GUARANTEES

                  The obligations of each Guarantor under its Guarantee pursuant to this Article X is subordinated in right of payment to the prior payment in full in cash of all Senior Indebtedness of such Guarantor on the same basis as the Notes are subordinated to Senior Indebtedness of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of Notes pursuant to this Indenture, including as set forth in Article XI hereof. In the event that the Trustee or the Holders receive any payment from a Guarantor at a time when such payment is prohibited by the foregoing sentence, such payment shall be held in trust for the benefit of, and immediately paid over and delivered to, the holders of the Senior Indebtedness of such Guarantor remaining unpaid, to the extent necessary to pay in full in cash all such Senior Indebtedness.

                                   ARTICLE XI
                                  SUBORDINATION

SECTION 11.1      NOTES SUBORDINATED TO SENIOR INDEBTEDNESS

                  The Company and the Guarantors, and each Holder by its acceptance of Notes, agree that (a) the payment of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes and (b) any other payment in respect of the Notes, including on account of the acquisition or redemption of the Notes, by the Company and the Guarantors (including, without limitation, pursuant to Sections 4.13 and 4.16) is subordinated, to the extent and in the manner provided in this Article XI, to the prior payment in full in cash of all Senior

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Indebtedness of the Company and the Senior Indebtedness of the Guarantors, as
applicable, and that these subordination provisions are for the benefit of the holders of Senior Indebtedness.

                  This Article XI is made for the benefit of the holders of Senior Indebtedness and any one or more of them may enforce such provisions.

SECTION 11.2      NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES

                  (1) The Company may not, and each Guarantor may not, make payment (by set-off or otherwise), as applicable, on account of any Obligation in respect of the Notes, including the principal of, premium, if any, or interest on the Notes (or Liquidated Damages, if any), or on account of the redemption provisions of the Notes (including any repurchases of Notes), for cash or property (other than Junior Securities): (i) upon the maturity of any of the Company's Designated Senior Indebtedness or any Designated Senior Indebtedness of such Guarantor by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and interest on and any other amounts due and owing under such Designated Senior Indebtedness are first paid in full in cash or Cash Equivalents (or such payment is duly provided for) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents and the commitments are terminated; or (ii) upon an event of default in the payment of any principal of, premium, if any, or interest on and other amounts due and owing under the Company's Designated Senior Indebtedness or Designated Senior Indebtedness of such Guarantor, as applicable, when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

                  (2) Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Designated Senior Indebtedness to declare such Designated Senior Indebtedness to be due and payable and (ii) written notice of such non-payment event of default given to the Company and the Trustee by the representative under the Credit Agreement (a "Payment Notice"), then, unless and until such non-payment event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by the Company or on behalf of the Company or by or on behalf of any Guarantor which is an obligor under such Designated Senior Indebtedness on account of any Obligation in respect of the Notes, including the principal of, premium, if any, or interest on the Notes (including any repurchases of any of the Notes), or on account of the redemption provisions of the Notes (or Liquidated Damages, if any), except for payments made with Junior Securities. Notwithstanding the foregoing, unless the Designated Senior Indebtedness in respect of which such non-payment event of default exists has been declared due and payable in its entirety within 180 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Company and the Guarantors shall be required to pay all sums not previously paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes.


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
                           Any number of Payment Notices may be given; provided, however, that: (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days; and (ii) no non-payment event of default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period with respect to any issue of Designated Senior Indebtedness shall be made the basis for the commencement of any other Payment Blockage Period with respect to such issue of Designated Senior Indebtedness (for purposes of this provision, any subsequent action, or any subsequent breach of any financial covenant for a period commencing after the expiration of such Payment Blockage Period that, in either case, would give rise to a new non-payment event of default, even though it is an event that would also have been a separate breach pursuant to any provision under which a prior non-payment event of default previously existed, shall constitute a new non-payment event of default for this purpose).

SECTION 11.3 NOTES SUBORDINATED TO PRIOR PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION

                  Upon any distribution of the Company's assets or any Guarantor's assets upon any dissolution, winding up, total or partial liquidation or reorganization of the Company or a Guarantor, whether voluntary or involuntary, judicial or non-judicial, in bankruptcy, insolvency, receivership, or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities or upon any other liquidation or disposition of such assets:

                  (1) the holders of all of the Company's Senior Indebtedness or such Guarantor's Senior Indebtedness, as applicable, shall first be entitled to receive payment in full in cash or Cash Equivalents (or have such payment duly provided for) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents before the Holders of the Notes are entitled to receive any payment on account of any Obligation in respect of the Notes, including the principal of, premium, if any, and interest on the Notes (or Liquidated Damages, if any) (other than Junior Securities); and

                  (2) any payment or distribution of the Company's assets or such Guarantor's assets of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders of the Notes or the Trustee on behalf of the Holders would be entitled (by setoff or otherwise), except for the subordination provisions contained in this Indenture, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of such Senior Indebtedness or their representative to the extent necessary to make payment in full (or have such payment duly provided for) on all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

SECTION 11.4 PAYMENTS OR DISTRIBUTIONS TO BE HELD IN TRUST FOR THE BENEFIT OF HOLDERS OF DESIGNATED SENIOR INDEBTEDNESS.

                  In furtherance of the provisions of Section 11.1, in the event that, notwithstanding the provisions of Section 11.2 or Section 11.3, any payment or distribution of the Company's assets or any Guarantor's assets (other than Junior Securities) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by
Section 11.2 or Section 11.3, such payment or distribution shall be held in trust for the benefit of the holders of such Designated Senior Indebtedness or Senior Indebtedness, as applicable, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Designated Senior Indebtedness or Senior Indebtedness, as applicable, remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Designated Senior Indebtedness or Senior Indebtedness, as applicable, may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Designated Senior Indebtedness or Senior Indebtedness, as applicable, held or represented by each, for application to the payment of all such Designated Senior Indebtedness or Senior Indebtedness, as applicable, remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Designated Senior Indebtedness or Senior Indebtedness, as applicable, in full in cash or Cash Equivalents or otherwise to the extent holders of such Designated Senior Indebtedness or Senior Indebtedness, as applicable, accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Designated Senior Indebtedness or Senior Indebtedness, as applicable.

SECTION 11.5 HOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS AND DESIGNATED SENIOR INDEBTEDNESS

                  Subject to the payment in full in cash of all Senior Indebtedness and Designated Senior Indebtedness of the Company or any Guarantor as provided herein, the Holders of Notes shall be subrogated to the rights of the holders of such Senior Indebtedness and Designated Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness or Designated Senior Indebtedness until all amounts owing on the Notes shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness and Designated Senior Indebtedness by or on behalf of the Company or any Guarantor, or by or on behalf of the Holders by virtue of this Article XI, which otherwise would have been made to the Holders shall, as between the Company or any Guarantor and the Holders, be deemed to be payment by the Company or any Guarantor or on account of such Senior Indebtedness or Designated Senior Indebtedness, it being understood that the provisions of this Article XI are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness and Designated Senior Indebtedness, on the other hand.

SECTION 11.6      RELATIVE RIGHTS

                  This Article XI defines the relative rights of Holders and holders of Senior Indebtedness and Designated Senior Indebtedness. Subject to the Intercreditor Agreement, nothing in this Indenture shall: (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness and Designated Senior Indebtedness; or (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness and Designated Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

SECTION 11.7 TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE

                  The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until an Officer of the Trustee or any Paying Agent shall have received, no later than two Business Days prior to such payment written notice thereof from the Company or from one or more holders of Senior Indebtedness or Designated Senior Indebtedness, or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

                  Notwithstanding anything to the contrary in this Article XI or elsewhere in this Indenture or in the Notes, upon any distribution of assets of the Company and the Guarantors referred to in this Article XI, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness, Designated Senior Indebtedness and other Indebtedness of the Company or any Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article XI.

SECTION 11.8      APPLICATION BY TRUSTEE OF ASSETS DEPOSITED WITH IT

                  Amounts deposited in trust with the Trustee pursuant to and in accordance with Article VIII shall be for the sole benefit of Holders and, to the extent the making of such deposit by the Company shall (i) not be in contravention of any term or provision of the Credit Agreement and (ii) be allocated for the payment of the Notes, shall not be subject to the subordination provisions of this Article XI. Otherwise, any deposit of assets with the Trustee or the Paying Agent (whether or not in trust) for the payment of principal of or interest on any Notes shall be subject to the provisions of Sections 11.1, 11.2, 11.3, 11.4 and 11.5; provided, that, if prior to two Business Days preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either principal of or interest on any Note) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 11.7, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

SECTION 11.9 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY, THE GUARANTORS OR HOLDERS OF SENIOR INDEBTEDNESS AND DESIGNATED SENIOR INDEBTEDNESS

                  No right of any present or future holders of any Senior Indebtedness or Designated Senior Indebtedness to enforce the subordination provisions contained in this Article XI shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness or Designated Senior Indebtedness, as applicable, may extend, renew, modify or amend the terms of the Senior Indebtedness or Designated Senior Indebtedness, as applicable, or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company and the Guarantors, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders. The subordination provisions contained in this Indenture are for the benefit of the holders from time to time of Senior Indebtedness and Designated Senior Indebtedness and may not be rescinded, cancelled, amended or modified in any way other than any amendment or modification that is consented to by each holder of Senior Indebtedness and Designated Senior Indebtedness that would be adversely affected thereby. The subordination provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness or Designated Senior Indebtedness is rescinded or must otherwise be returned by any holder of the Senior Indebtedness or Designated Senior Indebtedness, as applicable, for any reason, including, without limitation, upon the insolvency, bankruptcy, or reorganization of the Company, any Guarantor, or otherwise, all as though such payment has not been made.

SECTION 11.10     HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF
                  NOTES.

                  Each Holder of the Notes by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XI and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company or any Guarantor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company or any Guarantor), the immediate filing of a claim for the unpaid balance of his Notes in the form required in said proceedings and cause said claim to be approved. In the event of any liquidation or reorganization of the Company or any Guarantor in bankruptcy, insolvency, receivership or similar proceeding, if the Holders of the Notes (or the Trustee on their behalf) have not filed any claim, proof of claim, or other instrument of similar character necessary to enforce the obligations of the Company or any Guarantor in respect of the Notes at least thirty (30) days before the expiration of the time to file the same, then in such event, but only in such event, the holders of the Senior Indebtedness, the Designated Senior Indebtedness or a representative on their behalf may, as an attorney-in-fact for such Holders, file any claim, proof of claim, or other instrument of similar character on behalf of such Holders. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness, Designated Senior Indebtedness or their respective representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness, Designated Indebtedness or their respective representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 11.11 RIGHT OF TRUSTEE TO HOLD SENIOR INDEBTEDNESS AND DESIGNATED SENIOR INDEBTEDNESS

                  The Trustee shall be entitled to all of the rights set forth in this Article XI in respect of any Senior Indebtedness and Designated Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness or Designated Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

                  Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

SECTION 11.12     ARTICLE XI NOT TO PREVENT EVENTS OF DEFAULT

                  The failure to make a payment on account of principal of, premium, if any, or interest (or Liquidated Damages, if any) on the Notes by reason of any provision of this Article XI shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Notes.

SECTION 11.13 NO FIDUCIARY DUTY OF TRUSTEE AND HOLDERS OF SENIOR INDEBTEDNESS AND DESIGNATED SENIOR INDEBTEDNESS OF ONE TO THE OTHER

                  The Trustee and the holders of Senior Indebtedness and Designated Senior Indebtedness shall not be deemed to owe any fiduciary duty to each other. Provided, the Trustee has not received any notice as provided in this Article XI, the Trustee shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to the Holders of Notes or the Company, any Guarantor or any other Person, cash, property or securities to which any holders of Senior Indebtedness and Designated Senior Indebtedness shall be entitled by virtue of this Article XI or otherwise. With respect to each other, the holders of Senior Indebtedness and Designated Senior Indebtedness and the Trustee undertake to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article XI and no implied covenants or obligations between them shall be read into this Indenture. Nothing in this Section 11.13 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness, Designated Senior Indebtedness or their respective representative. In the event of any conflict between the fiduciary duty of the Trustee to the Holders of Notes and to the holders of Senior Indebtedness or Designated Senior Indebtedness, the Trustee is expressly authorized to resolve such conflict in favor of the Holders.

                                   ARTICLE XII
                                  MISCELLANEOUS

SECTION 12.1      TRUST INDENTURE ACT CONTROLS

                  If any provision of this Indenture limits, qualifies or conflicts with any provision of the TIA which is required or deemed to be included in this Indenture, such required or deemed provision shall control.

SECTION 12.2      NOTICES

                  Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

If to the Company
or the Guarantors:

                           Orbital Sciences Corporation
                           21839 Atlantic Blvd.
                           Dulles, VA 20166
                           Attention: Legal Department

                           Telecopier No.: (703) 406-5572

with copies (which
shall not constitute
notice) to:
                           Hogan & Hartson L.L.P.
                           555 Thirteenth Street, NW
                           Washington D.C. 20004
                           Attention: Eve N. Howard, Esq.

                           Telecopier No.:  (202) 637-5910

If to the Trustee:
                           U.S. Bank, N.A.
                           180 East 5th Street
                           St. Paul, MN  55101
                           Attention: Corporate Trust Department

                           Telecopier No.:  (651) 244-0711

                  The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when answered back, if telexed; (iii) when receipt acknowledged, if telecopied; and (iv) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.3      COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.4      CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.5      STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificate of public officials.

SECTION 12.6      RULES BY TRUSTEE AND AGENTS

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.7 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

                  No past, present or future, direct or indirect, stockholder, employee, officer, director, agent or representative of the Company, the Guarantors or any successor entity, as such, shall have any liability for any Obligations of the Company or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with this Indenture. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.8      GOVERNING LAW

                  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

SECTION 12.9      NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10     SUCCESSORS

                  All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11     SEVERABILITY

                  In case any one or more of the provisions of this Indenture or in the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 12.12     COUNTERPART ORIGINALS

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13     TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the date first written above.

                             THE COMPANY:
                             ORBITAL SCIENCES CORPORATION

                             By: /s/ MICHAEL R. WILLIAMS
                                 -----------------------------------------------
                                    Name: Michael R. Williams
                                    Title: Senior Vice President and Treasurer

                             THE GUARANTOR:
                             ORBITAL INTERNATIONAL, INC.

                             By: /s/ MICHAEL R. WILLIAMS
                                 -----------------------------------------------
                                    Name: Michael R. Williams
                                    Title: Vice President and Treasurer

                             THE TRUSTEE:

                             U.S. BANK, N.A.
                             By: /s/ FRANK P. LESLIE
                                 -------------------------
                                    Name: Frank P. Leslie
                                    Title: Vice President

                                    EXHIBIT A

                                 [FORM OF NOTE]

                          ORBITAL SCIENCES CORPORATION

           12% [SERIES A] [SERIES B](1) SECOND PRIORITY SECURED NOTE
                                    Due 2006
                                                               CUSIP: __________
No.                                                           $_________________


                  Orbital Sciences Corporation, a Delaware corporation (hereinafter called the "Company" which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________, or registered assigns, the principal sum of __________ Dollars, on August 15, 2006.

                  Interest Payment Dates: February 15 and August 15, commencing February 15, 2003.

                  Interest Record Dates: February 1 and August  1

                  Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

                  This Note has been issued with original issue discount for Federal income tax purposes. Upon request, the Company will promptly make available to a holder of this Note information regarding the issue price, the amount of original issue discount, the issue date, and the yield to maturity of this Note. Holders should contact Orbital Sciences Corporation, 21839 Atlantic Blvd., Dulles, VA 20166, Attention: Chief Financial Officer.

------------------

(1) Series A should be replaced with Series B in the Exchange Notes.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        ORBITAL SCIENCES CORPORATION,
                                        a Delaware corporation

                                        By:      ___________________________
                                                 Name:
                                                 Title:



                                        By:      ___________________________
                                                 Name:
                                                 Title:



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Notes described in the within-mentioned Indenture.

                                        U.S. BANK, N.A.



                                        By:      ____________________________
                                                 Authorized Signatory

Dated: August 22, 2002

                                (Reverse of Note)

       12% [Series A] [Series B](2) Second Priority Secured Note due 2006

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.](3)

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](4)

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE.

------------------

(2) Series A should be replaced with Series B in the Exchange Notes.

(3) To be included only on Global Notes deposited with DTC as Depositary.

(4) To be included only on Global Notes deposited with DTC as Depositary.

NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE.](5)

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH OTHER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) UNDER THE SECURITIES ACT AS PERMITTING RESALES OF RESTRICTED SECURITIES BY NON-AFFILIATES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, IN THE UNITED STATES TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION. THE HOLDER OF THIS SECURITY AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE

------------------

(5) To be included only on Reg S Temporary Global Notes.

EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.](6)

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. Interest. Orbital Sciences Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 12% per annum from the Issue Date until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 4 of the Note Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). The first Interest Payment Date shall be February 15, 2003. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Issue Date; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between an Interest Record Date (defined below) referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy
Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Company will pay interest on the Notes and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date (each an "Interest Record Date"), even if such Notes are cancelled after such Interest Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture (as defined below) with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest (and Liquidated Damages, if any), at the office or agency of the Company maintained within the City and State of New York for such purpose, or, at the option of the Company, payment of interest shall be made by wire transfer to the accounts specified by the Holders or, if no account is specified, by check mailed to a Holder at its address set forth in the register of Holders, provided that payment by wire transfer of immediately available funds to an account within the United States will be required with respect to principal of, premium, if any and interest (and Liquidated Damages, if any), on all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. Paying Agent and Registrar. Initially, U.S. Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

------------------

(6) To be included only on Transfer Restricted Notes.

         4. Indenture. The Company issued the Notes under an Indenture, dated as of August 22, 2002 ("Indenture"), by and among the Company, the Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb).
The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

                  The Obligations under the Indenture, the Intercreditor Agreement, the Notes and the Guarantees thereof are secured by the Collateral described in the Collateral Agreements, subject to the provisions of the Indenture and the Collateral Agreements. Holders are referred to the Collateral Agreements for a statement of such terms.

         5. Optional Redemption.

                  (a) Except as set forth in clause (b) of this Section 5, the Company shall not have the option to redeem the Notes pursuant to this Section 5 prior to August 15, 2003. The Notes shall be redeemable for cash at the option of the Company, in whole or in part, at any time on or after August 15, 2003, upon not less than 30 days nor more than 60 days prior notice mailed by first class mail to each Holder at its last registered address, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing August 15 of the years indicated below, in each case, together with accrued and unpaid interest (and Liquidated Damages, if any) thereon, to the date of redemption of the Notes (the "Redemption Date") (subject to the right of Holders of record on an Interest Record Date to receive the corresponding interest due (and the corresponding Liquidated Damages, if any) on the corresponding Interest Payment Date that is on or prior to such Redemption Date):

                  Year                                       Percentage
                  ----                                       ----------
                  2003.........................................104.000%
                  2004.........................................102.000%
                  2005 and thereafter..........................100.000%

                  (b) Notwithstanding the provisions of clause (a) of this
Section 5, at any time or from time to time prior to August 15, 2003, upon a Public Equity Offering of the Company's common stock for cash, up to 35% of the aggregate principal amount of the Notes issued pursuant to this Indenture (only as necessary to avoid any duplication, excluding any replacement Notes) may be redeemed at the Company's option within 90 days of the closing of any such Public Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Notes to be redeemed, with cash received by the Company from the Net Cash Proceeds of such Public Equity Offering, at a redemption price equal to 112.00% of the principal amount of the Notes (or portion thereof) to be redeemed, together with accrued and unpaid interest (and Liquidated Damages, if any) thereon, to the Redemption Date (subject to the right of Holders of record on an Interest Record Date to receive the corresponding interest due (and the corresponding Liquidated Damages, if any) on the corresponding Interest Payment Date that is on or prior to such Redemption
Date); provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the Notes originally issued pursuant to this Indenture on the Issue Date remain outstanding (only as necessary to avoid any duplication, excluding any replacement Notes).

                  (c) Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption unless the Company defaults in the redemption payment due on the Redemption Date.

         6. Mandatory Redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes. The Notes shall not have the benefit of any sinking fund.

         7. Offers to Purchase.

                  (a) Change of Control. In the event that a Change of Control has occurred, each Holder of Notes will have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 45 Business Days after the occurrence of such Change of Control, at a cash price equal to the following purchase prices (expressed as percentages of the principal amount) if such Change of Control occurs during the 12-month period commencing August 15 of the years indicated below (the "Change of Control Purchase Price"), in each case, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Change of Control Purchase Date.

                  Year                                       Percentage
                  ----                                       ----------
                  2002.........................               106.000 %
                  2003.........................               104.000 %
                  2004.........................               102.000 %
                  2005 and thereafter..........               100.000 %

                  The Change of Control Offer shall be made within 25 Business Days following a Change of Control and shall remain open for at least 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company promptly shall purchase all Notes properly tendered in response to the Change of Control Offer.

                  On or before the Change of Control Purchase Date, the Company shall: (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) of all Notes so tendered; and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The

Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so purchased will be delivered promptly by the Company to the Holder thereof. The Company publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

                  If the Change of Control Purchase Date is on or after an Interest Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

                  The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                  (b) Asset Sale. Subject to certain exceptions set forth in the Indenture, the Company and the Guarantors shall not, and shall not permit any of the Company's Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of a Guarantor or a Subsidiary or Unrestricted Subsidiary of the Company), and including any sale or other transfer or issuance of any Equity Interests of any of the Company's Subsidiaries or Unrestricted Subsidiaries, whether by the Company or one of its Subsidiaries or Unrestricted Subsidiaries or through the issuance, sale or transfer of Equity Interests by one of the Company's Subsidiaries or Unrestricted Subsidiaries and including any sale-leaseback transaction (any of the foregoing, an "Asset Sale"), unless, with respect to any Asset Sale or related series of Asset Sales involving securities, property or assets with an aggregate fair market value in excess of $5,000,000 (an Asset Sale (including a series of related Asset Sales) of less than $5,000,000 shall not be subject to this clause (b)), (a) at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents, and (b) the Company's Board of Directors determines in good faith that the Company will be receiving or such Subsidiary will be receiving, as applicable, fair market value for such Asset Sale. Solely for purposes of the preceding sentence, "cash and Cash Equivalents" shall also include, (i) Purchase Money Indebtedness secured solely by the assets sold and assumed by a transferee; provided, that the Company and its Subsidiaries are fully released from obligations in connection therewith, (ii) assets for use in a Related Business or Equity Interests of a Person that becomes a Guarantor which is primarily engaged in a Related Business, (iii) Indebtedness incurred under the Credit Agreement that is assumed by a transferee; provided that the Company and its Subsidiaries are fully released from obligations in connection with the amounts assumed and the assumed Indebtedness permanently reduced the Indebtedness under the Credit Agreement (and in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount), (iv) property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents; provided, that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received and (v) TMS Indebtedness; provided that the

Company and its Subsidiaries are fully released from obligations in connection with the amounts assumed.

                  Within 360 days following such Asset Sale, Net Cash Proceeds therefrom (the "Asset Sale Amount") shall be: (a) used (i) to retire Purchase Money Indebtedness secured by the asset which was the subject of the Asset Sale; or (ii) to retire and permanently reduce Indebtedness incurred under the Credit Agreement; provided, that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount; or (b) used to make (i) capital expenditures or (ii) investments in assets and property (other than notes, bonds, obligations and securities, except in connection with the acquisition of a Person in a Related Business that becomes a Guarantor) which in the good faith reasonable judgment of the Company's Board of Directors will immediately constitute or be a part of a Related Business of the Company or such Guarantor (if it continues to be a Guarantor) immediately following such transaction; or the Company shall, within such 360-day period, enter into a legally binding agreement to apply such Net Cash Proceeds as described in this clause (b) within six months after such agreement is entered into and apply such Net Cash Proceeds in accordance with the provisions of this clause (b); provided, that if such agreement terminates the Company shall have until the later of (i) 90 days after the date of such termination and (ii) 360 days after the date of the Asset Sale resulting in such Net Cash Proceeds to effect such application.

                  The accumulated Net Cash Proceeds from Asset Sales and from any Event of Loss not applied as set forth in the preceding paragraph shall constitute "Excess Proceeds." Pending the final application of any Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest or use for general corporate purposes (other than Restricted Payments that are not solely Restricted Investments) the Net Cash Proceeds in any manner that is not prohibited by the Indenture. When the Excess Proceeds equal or exceed $10,000,000, within 10 Business Days the Company shall offer to repurchase the Notes, together with any other Indebtedness ranking on a parity with the Notes and with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any), pro rata in proportion to the respective principal amounts of such Indebtedness (or accreted values in the case of Indebtedness issued with an original issue discount) and the Notes (the "Asset Sale Offer") at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment. The Asset Sale Offer shall remain open for at least 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply an amount equal to the Excess Proceeds (the "Asset Sale Offer Amount") plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered in accordance with the provisions hereof (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment). To the extent that the aggregate amount of Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds as otherwise permitted by the Indenture. Following the consummation of each Asset Sale Offer, the Excess Proceeds amount shall be reset to zero.

         8. Subordination. The Notes and the Guarantees are subordinated in right of payment, to the extent and in the manner provided in Section 10.14 and
Article XI of the Indenture, to the prior payment in full in cash of Senior Indebtedness and Designated Senior Indebtedness. The Company and the Guarantors agree, and each Holder by accepting a Note consents and agrees, to the subordination provided in the Indenture and Intercreditor Agreement and authorizes the Trustee to give it effect.

         9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between an Interest Record Date and the corresponding Interest Payment Date.

         10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

         11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of a majority in principal amount of the then outstanding Notes, and any existing Default or compliance with any provision of the Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Notwithstanding the foregoing, other than as provided in Section 9.1 of the Indenture, without the consent of the Holders of not less than two-thirds in aggregate principal amount of the Notes at the time outstanding, the Company, the Guarantors and the Trustee may not amend or supplement the Collateral Agreements, or waive or modify the rights of the Holders thereunder. Without the consent of any Holder of a Note, the Indenture, the Notes, or the Guarantees may be amended or supplemented and the Collateral Agreements may be amended, supplemented, terminated or replaced to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article II of the Indenture in a manner that does not adversely affect any Holder; to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article V of the Indenture; to provide for additional Guarantors as set forth in Section 4.17 of the Indenture or for the release or assumption of a Guarantee in compliance with the Indenture; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights under the Indenture or under the Collateral Agreements of any Holder of the Notes; to comply with the provisions of the Depositary, Euroclear or Clearstream or the Trustee with respect to the provisions of this Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein; to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; to evidence and provide for a new or replacement lender under a Credit Agreement so long as such amended, supplemented or replacement Collateral Agreements do not, as a whole, adversely affect the second priority Lien in favor of the Trustee or the rights of the Holders under the Collateral Agreements or under the Indenture; to terminate and release control agreements in respect of deposit accounts and securities accounts in connection with the closing of any deposit accounts or securities accounts by the Company; or to add or release Collateral in compliance with the terms of the Indenture and the Collateral Agreements.

         12. Defaults and Remedies. The Indenture provides that each of the following constitutes an Event of Default: (a) the failure of the Company to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days; (b) the failure of the Company to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable; (c) the failure of the Company or the failure by any of the Guarantors to observe or perform any other covenant or agreement contained in the Notes or the Indenture and, except for Sections 4.13 and 4.16 and Article V thereof, which failure continues for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding; (d) a default occurs and is continuing (after giving effect to any waivers, amendments, applicable grace periods or any extension of any maturity date) under the Indebtedness of the Company or the Indebtedness of any the Company's Subsidiaries with an aggregate amount outstanding in excess of $10,000,000 (i) resulting from the failure to pay principal of or interest on such Indebtedness; or (ii) if as a result of such default, the maturity of such Indebtedness has been accelerated prior to its stated maturity; (e) final nonappealable unsatisfied judgments not covered by insurance aggregating in excess of $10,000,000, at any one time rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged within 60 days; (f) any Guarantee of a Guarantor ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee and the Indenture) or any Guarantor denies or disaffirms its Obligations under its Guarantee or the Collateral Agreements; (g) any failure to comply with any material agreement or covenant in, or material provision of, any of the Collateral Agreements, or any breach of a representation under, the Collateral Agreements; (h) any of the Collateral Agreements ceases to be in full force and effect (except as contemplated in the Indenture or the Collateral Agreements) or any of the Collateral Agreements ceases to give the Trustee (or, in the case of a Mortgage, ceases to give the Trustee or any other trustee under such Mortgage) any of the Liens, rights, powers or privileges purported to be created thereby with respect to a material portion of the Collateral (except as contemplated in the Indenture or the Collateral Agreements), or any of the Collateral Agreements is declared null and void by the Company or a court of competent jurisdiction (except as contemplated in the Indenture or the Collateral Agreements), or the Company or any Guarantor denies that it has any further liability under any Collateral Agreement to which it is a party or gives notice of such effect (in each case other than by reason of the termination of the Indenture or any such Collateral Agreement in accordance with its terms or the release of any Guarantor in accordance with the Indenture); (i) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; (j) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or (k) failure by the Company or the Guarantors to notify the Trustee within 3 Business Days following its discovery of any Default.

                  If a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such Default, give to the Holders notice of such Default, but the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any of the Notes when due or in the payment of any redemption or repurchase obligation.

         13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14. No Recourse Against Others. No past, present or future, direct or indirect, stockholder, employee, officer, director agent or representative of the Company, the Guarantors or any successor entity, as such, shall have any liability for any Obligations of the Company or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with the Indenture. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. Additional Rights of Holders of Transfer Restricted Notes.(7) In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Note Registration Rights Agreement dated as of the date



------------------

         (7) To be included only on Transfer Restricted Notes.

of the Indenture, by and among the Company, the Guarantors and the Initial Purchasers (the "Note Registration Rights Agreement").

         18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

         19. Notation of Guarantee. As more fully set forth in the Indenture, by its execution of its Guarantee, each of the Guarantors acknowledges and agrees that it receives substantial benefits from the Company and that such party is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits and services. Accordingly, subject to the provisions of Article X of the Indenture, each Guarantor, jointly and severally, unconditionally guarantees on a senior subordinated basis to each Holder of a Note authenticated and delivered by the Trustee and its successors and assigns that: (i) the principal of, interest, premium, if any, and Liquidated Damages, if any, on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer or otherwise, and interest on overdue principal, premium, if any, Liquidated Damages, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee under the Notes, the Indenture, the Collateral Agreements and the Note Registration Rights Agreement (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms of the Indenture; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control, an Asset Sale Offer or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.8 of the Indenture.

                  When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor may be released from those obligations.

         20. Governing Law. THE INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL LAWS AND RULES 327(b).

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture [and/or the Note Registration Rights Agreement](8). Requests may be made to:

------------------

(8) To be included only on Transfer Restricted Notes.

                    ORBITAL SCIENCES CORPORATION
                    21839 Atlantic Blvd.
                    Dulles, VA 20166
                    Attention: Chief Financial Officer

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below: (I) or (We) assign and transfer this Note to

------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)




------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for it.


------------------------------------------------------------------------------.

Date:
     ------------------

                                    Your Signature:
                                                   --------------------------
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*


-------------------------------------------------------------------------------

*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or
(iv) such other guarantee program acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 or Section 4.16 of the Indenture, check the box below:

                        [ ] Section 4.13 [ ] Section 4.16

                  If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.13 or Section 4.16 of the Indenture, state the amount you elect to have purchased (in denominations of $1,000 only, except if you have elected to have all of your Notes purchased): $___________

Date: ________________________   Your Signature:_______________________________
                                 (Sign exactly as your name appears on the Note)


                        Social Security or Tax Identification No.:______________

Signature Guarantee*

________________________________________________________________________________

*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or
(iv) such other guarantee program acceptable to the Trustee.

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(9)


         The following exchanges of an interest in this Global Note for an interest in another Global Notes or for a Definitive Note, or exchanges of an interest in another Global Note or a Definitive Note for an interest in this Global Note, have been made:

                       Amount of               Amount of                Principal Amount of         Signature of
                       Decrease in             Increase in              this Global Note            Authorized Officer
                       Principal Amount of     Principal Amount of      Following Such Decrease     of Trustee or Note
Date of Exchange       this Global Note        this Global Note         or Increase                 Custodian
----------------       -------------------     -------------------      -----------------------     ------------------

------------------

(9) This should be included only if the Note is issued in global form.

                                    GUARANTEE

                  The Guarantor listed below (hereinafter referred to as the "Guarantor," which term includes any successors or assigns under the Indenture, dated the date hereof, among the Guarantor, the Company (defined below) and U.S. Bank, N.A., as trustee (the "Indenture") and any additional Guarantors), have irrevocably and unconditionally guaranteed on a senior subordinated basis the Guarantee Obligations (as defined in Section 10.8 of the Indenture), which include (i) the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the 12% Second Priority Secured Notes due 2006 (the "Notes") of Orbital Sciences Corporation, a Delaware corporation (the "Company"), whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee under the Notes, the Indenture, the Collateral Agreements and the Note Registration Rights Agreement, all in accordance with the terms set forth in Article X of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations under the Notes, the Indenture, the Collateral Agreements and the Note Registration Rights Agreement, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in
Section 10.12 of the Indenture.

                  The obligations of the Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in
Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

                  No past, present or future, direct or indirect, stockholder, employee, officer, director, agent or representative of the Company, the Guarantor or any successor entity, as such, shall have any liability for any Obligations of the Company or the Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with the Indenture.

                  This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture or until released or defeased in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and performance and not of collectibility.

                  This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                  The obligations of the Guarantor under this Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

                  THE TERMS OF ARTICLE X OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

                  Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                  IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

Dated: _____________

                                                  ORBITAL INTERNATIONAL, INC.

                                                  By:__________________________
                                                         Name:
                                                         Title:

                                    EXHIBIT B

                            FORM OF UNIT CERTIFICATE

NO.                                                                    CUSIP NO.

                          ORBITAL SCIENCES CORPORATION

                                  135,000 UNITS

         THIS GLOBAL UNIT IS COMPOSED OF THE ATTACHED GLOBAL SECOND PRIORITY SECURED NOTE AND GLOBAL WARRANT CERTIFICATE. THE GLOBAL UNIT, THE GLOBAL SECOND PRIORITY SECURED NOTE AND THE GLOBAL WARRANT CERTIFICATE ARE COLLECTIVELY REFERRED TO HEREIN AS THE "SECURITIES."

         THE SECURITIES ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF 135,000 UNITS (THE "UNITS"), EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT AT MATURITY OF THE 12% SERIES A SECOND PRIORITY SECURED NOTES DUE 2006,OF ORBITAL SCIENCES CORPORATION (THE "COMPANY" AND, SUCH NOTES, THE "NOTES") AND ONE WARRANT (COLLECTIVELY, THE "WARRANTS") INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 122.23 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF THE COMPANY (SUCH SHARES, THE "WARRANT SHARES").

         THE SECURITIES ARE GLOBAL SECURITIES WITHIN THE MEANING OF THE INDENTURE GOVERNING THE NOTES (THE "INDENTURE"), WHICH ARE REPRESENTED BY THE GLOBAL SENIOR NOTE CERTIFICATE, AND THE WARRANT AGREEMENT GOVERNING THE WARRANTS, WHICH ARE REPRESENTED BY THE GLOBAL WARRANT CERTIFICATE (THE "WARRANT AGREEMENT"), AND ARE REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THE SECURITIES ARE NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND THE WARRANT AGREEMENT, AND NO TRANSFER OF THE SECURITIES (OTHER THAN A TRANSFER OF THE SECURITIES AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND THE WARRANT AGREEMENT.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  THE NOTE AND THE WARRANT CERTIFICATE UNDERLYING THIS UNIT MAY BE TRANSFERRED OR EXCHANGED SEPARATELY FROM THE NOTES AT THE OPTION OF THE HOLDER UPON NOTICE TO THE WARRANT AGENT AND WILL BE MANDATORILY SEPARABLE FOLLOWING THE EARLIER TO OCCUR OF (I) THE DATE ON WHICH A REGISTRATION STATEMENT WITH RESPECT TO A REGISTERED EXCHANGE OFFER FOR THE NOTES IS DECLARED EFFECTIVE UNDER THE ACT, AND (II) THE DATE ON WHICH A SHELF REGISTRATION STATEMENT WITH RESPECT TO THE NOTES OR THE WARRANTS AND WARRANT SHARES IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT.

                  THIS UNIT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS UNIT NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS UNIT BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS UNIT, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH OTHER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) UNDER THE SECURITIES ACT AS PERMITTING RESALES OF RESTRICTED SECURITIES BY NON- AFFILIATES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS UNIT (OR ANY PREDECESSOR OF THIS UNIT) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS UNIT IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, IN THE UNITED STATES TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS UNIT FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT

TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS UNIT IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION. THE HOLDER OF THIS UNIT AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS UNIT IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                                  ORBITAL SCIENCES CORPORATION


                                                  By:___________________________
                                                           Name:
                                                           Title:




Date: _________________

                                    EXHIBIT C
                         FORM OF CERTIFICATE OF TRANSFER

Orbital Sciences Corporation
21839 Atlantic Blvd.
Dulles, VA 20166

U.S. Bank, N.A.
180 East 5th Street 55101
St. Paul, Minnesota 55101


         Re: 12% Second Priority Secured Notes due 2006

Dear Sirs:

         Reference is hereby made to the Indenture, dated as of August 22, 2002 (the "Indenture"), among Orbital Sciences Corporation, as issuer (the "Company"), the Guarantors party thereto and U.S. Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and the interest transferred will be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

         (a) [ ] Such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

         (b) [ ] Such Transfer is being effected to the Company or a subsidiary thereof; or

         (c) [ ] Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

         (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in a form of Exhibit E to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification and provided to the Company, which has confirmed its acceptability), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

         4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

                  (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

                  (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

                  (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

_______________________________              Dated: ____________________________
[Insert Name of Transferor]


By: ____________________________
   Name:
   Title:

                       ANNEX A TO CERTIFICATE OF TRANSFER

         1. The Transferor owns and proposes to transfer the following:

         [[CHECK ONE OF (a) OR (b)]

                  (a) [ ] a beneficial interest in the:

                           (i)   [ ] 144A Global Note, or

                           (ii)  [ ] 501 Global Note, or

                           (iii) [ ] Reg S Global Note; or

                  (b) [ ] a Restricted Definitive Note.

         2. After the Transfer the Transferee will hold:

         [CHECK ONE]

                  (a) [ ] a beneficial interest in the:

                           (i)   [ ] 144A Global Note, or

                           (ii)  [ ] 501 Global Note, or

                           (iii) [ ] Reg S Global Note,

                           (iv)  [ ] Unrestricted Global Note; or

                  (b) [ ] a Restricted Definitive Note; or

                  (c) [ ] an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                    EXHIBIT D
                         FORM OF CERTIFICATE OF EXCHANGE

Orbital Sciences Corporation
21839 Atlantic Blvd.
Dulles, VA 20166


U.S. Bank, N.A.
180 East 5th Street 55101
St. Paul, Minnesota 55101



         Re: 12% Second Priority Secured Notes due 2006

Dear Sirs:

         Reference is hereby made to the Indenture, dated as of August 22, 2002 (the "Indenture"), between Orbital Sciences Corporation, as issuer (the "Company"), the Guarantors party thereto and U.S. Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ____________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE.

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

                  (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

                  (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

                  (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

         2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES.

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that (i) the Restricted Definitive Note is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the: [CHECK ONE] [ ] 144A Global Note, [ ] Reg S Global Note, or [ ] 501 Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

__________________________
[Insert Name of Owner]



By:_______________________
  Name:
  Title:


Dated:____________________

                                    EXHIBIT E
                       FORM OF CERTIFICATE FROM ACQUIRING
                        INSTITUTIONAL ACCREDITED INVESTOR

Orbital Sciences Corporation
21839 Atlantic Blvd.
Dulles, VA 20166

U.S. Bank, N.A.
180 East 5th Street 55101
St. Paul, Minnesota 55101



         Re: 12% Second Priority Secured Notes due 2006

Dear Sirs:

         Reference is hereby made to the Indenture, dated as of August 22, 2002 (the "Indenture"), between Orbital Sciences Corporation, as issuer (the "Company"), the Guarantors party thereto and U.S. Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $____________ aggregate principal amount of: (a) a beneficial interest in a Global Note, or (b) a Definitive Note, we confirm that:

1. We understand and acknowledge that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities law, and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law or pursuant to an exemption therefrom and in each case in compliance with the conditions for transfer set forth below.

2. We are an institutional "accredited investor" under the Securities Act within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act ("Rule 501") or, if the Notes are to be purchased for one or more accounts ("investor accounts") for which we are acting as fiduciary or agent, each such investor account is an institutional "accredited investor" on a like basis. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Notes and invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each aware that we may be required, and are each able, to bear the economic risk of our or its investment in the Notes for an indefinite period of time.

3. We are purchasing the Notes for our own account, or for one or more investor accounts for which we are acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and subject to our or their ability to resell such Notes pursuant to Rule 144A under the Securities Act ("Rule 144A") or any exemption from registration available under the Securities Act.

4. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years (or such other period that may hereafter be provided under Rule 144(k) under the Securities Act as permitting resales of restricted securities by non-affiliates without restriction) after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereof) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A to a person we reasonably believe is a "qualified institutional buyer" as defined in Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 that is purchasing the Notes for its own account or for the account of such an institutional "accredited investor" for investment purposes only, and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our, its or their control and in each case in compliance with any applicable securities laws of any U.S. state or any other applicable jurisdiction. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2),
         (3) or (7) of Rule 501 and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer made prior to the Resale Termination Date to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

5. We understand that the Notes will be delivered in registered form only and that the certificates delivered to us in respect of the Notes will contain a legend substantially to the following effect:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH OTHER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) UNDER THE SECURITIES ACT AS PERMITTING RESALES OF RESTRICTED SECURITIES BY NON-AFFILIATES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT,
         (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, IN THE UNITED STATES TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION. THE HOLDER OF THIS SECURITY AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY

         IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

6. If we are acquiring any of the Notes as a fiduciary or agent for one or more investor accounts, we represent that we have sole investment discretion with respect to each such account and we have full power to make the foregoing acknowledgments, representations, warranties and agreements on behalf of each such investor account.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

_______________________________                  Dated: __________________, ____
[Insert Name of Accredited Investor]



By:_______________________________
Name:
Title:

                                    EXHIBIT F
                         FORM OF SUPPLEMENTAL INDENTURE
                          TO BE DELIVERED BY SUBSEQUENT
                                   GUARANTORS

         Supplemental Indenture (this "Supplemental Indenture"), dated as of ____, among ___________________ (the "Guaranteeing Subsidiary"), a subsidiary of Orbital Sciences Corporation (or its permitted successor), a Delaware corporation (the "Company"), the Company and U.S. Bank, N.A., as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of August 22, 2002, providing for the issuance of 12% Second Priority Secured Notes due 2006 (the "Notes");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which any newly-acquired or created Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

         WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. Agreement to Guarantee. The Guaranteeing Subsidiary irrevocably and unconditionally guarantees the Guarantee Obligations, which include (i) the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee under the Notes, the Indenture, the Collateral Agreements and the Note Registration Rights Agreement, all in accordance with the terms set forth in Article X of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations under the Notes, the Indenture, the Collateral Agreements and the Note Registration Rights Agreement, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section
10.12 of the Indenture.

         The obligations of Guaranteeing Subsidiary to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee.

         No past, present or future, direct or indirect, stockholder, employee, officer, director, agent or representative of the Company, the Guarantors or any such successor entity, as such, shall have any liability for any Obligations of the Company or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with the Indenture.

         This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guaranteeing Subsidiary and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture or until released or defeased in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and performance and not of collectibility.

         The obligations of the Guaranteeing Subsidiary under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

         THE TERMS OF ARTICLE X OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

         3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

         4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

                           IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                                             THE COMPANY:
                                             ORBITAL SCIENCES CORPORATION

                                             By:
                                                -----------------------------
                                                      Name:
                                                      Title:


                                             GUARANTEEING SUBSIDIARY:
                                             NAME:

                                             By:
                                                -----------------------------
                                                      Name:
                                                      Title:


                                             THE TRUSTEE:
                                             U.S. BANK, N.A.

                                             By:
                                                -----------------------------
                                                      Name:
                                                      Title:

                                    EXHIBIT G

                         FORM OF INTERCREDITOR AGREEMENT

                                   [attached]



                                       G-1